UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
MIDDLEBROOK PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on Tuesday, June 23, 2009 at 8:30 a.m., local time, at our headquarters located at 7 Village Circle, Suite 100, Westlake, Texas 76262.

The annual meeting notice and proxy statement on the following pages cover the formal business of the annual meeting, which includes proposals to:

1. elect three director nominees named in the attached proxy statement for a term ending in 2012;

2. amend MiddleBrook’s certificate of incorporation and bylaws to declassify our board of directors;

3. amend MiddleBrook’s Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 3,500,000 shares; and

4. ratify the selection of PricewaterhouseCoopers LLP, as MiddleBrook’s independent registered public accounting firm.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the annual meeting. We ask that you promptly mark, sign, date and return the enclosed proxy card in the envelope provided, or instruct us by telephone or via the Internet as to how you would like to vote your shares. Returning your proxy card will not prevent you from voting in person at the annual meeting if you are present and choose to do so. We urge you to participate in electing directors and deciding the other matters described in more detail in the attached annual meeting notice and proxy statement that follow.

Thank you for your continued support of MiddleBrook Pharmaceuticals and we look forward to your attendance at the annual meeting.

Sincerely yours

John Thievon
President and Chief Executive Officer

This proxy statement is dated April 30, 2009 and is first being mailed to stockholders on or about May 18, 2009

7 Village Circle, Suite 100, Westlake, Texas 76262 • (817) 837-1200 • (817) 582-0400 (Fax)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on June 23, 2009
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS to be held on June 23, 2009
CORPORATE GOVERNANCE AND RELATED MATTERS
DIRECTOR COMPENSATION TABLE
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1. ELECTION OF DIRECTORS
PROPOSAL 2. TO AMEND THE ARTICLES OF INCORPORATION AND BYLAWS TO DECLASSIFY THE BOARD OF DIRECTORS
PROPOSAL 3. APPROVAL OF THE AMENDMENT TO THE MIDDLEBROOK PHARMACEUTICALS, INC. STOCK INCENTIVE PLAN
PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT AND NON-AUDIT FEES
AUDIT COMMITTEE REPORT
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
COMPENSATION COMMITTEE REPORT
COMPENSATION TABLES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
2008 ANNUAL REPORT ON FORM 10-K
STOCKHOLDER PROPOSALS
OTHER BUSINESS
Appendix A-1
EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MIDDLEBROOK PHARMACEUTICALS, INC.
Appendix A-2
AMENDED AND RESTATED BYLAWS OF MIDDLEBROOK PHARMACEUTICALS, INC.
Appendix B
AMENDED AND RESTATED MIDDLEBROOK PHARMACEUTICALS, INC. STOCK INCENTIVE PLAN

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 23, 2009

The 2009 Annual Meeting of Stockholders of MiddleBrook Pharmaceuticals, Inc., a Delaware corporation, will be held at our headquarters located at 7 Village Circle, Suite 100, Westlake, Texas 76262 on Tuesday, June 23, 2009 at 8:30 am, local time, for the following purposes:

1. to elect three director nominees named in the attached proxy statement for a term ending in 2012;

2. to amend MiddleBrook’s Certificate of Incorporation and Bylaws to declassify our board of directors;

3. to amend the MiddleBrook Pharmaceuticals, Inc. Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 3,500,000 shares from 16,348,182 shares to 19,848,182 shares;

4. to ratify the selection of PricewaterhouseCoopers LLP as MiddleBrook’s independent registered public accounting firm; and

5. to conduct such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Your attention is directed to the proxy statement accompanying this notice for a more complete description of the matters to be acted on at the meeting. The board of directors has fixed the close of business on Tuesday, April 28, 2009, as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting. Each outstanding share of common stock is entitled one vote on all matters to be voted on at the meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at our offices during normal business hours for a period of 10 days prior to the annual meeting.

All stockholders are cordially invited to attend the annual meeting. It is important that your shares be represented and voted at the meeting. Please note that attendance at the meeting will be limited to stockholders of record as of the record date (or their duly authorized representatives). If you wish to attend the meeting and your shares are held by a bank or broker, please bring to the meeting your bank or brokerage statement evidencing your beneficial ownership of our stock and a form of government issued photo identification.

You can vote your shares by proxy by using one of the following methods: mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose, or vote by telephone or the Internet using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time prior to its exercise at the annual meeting of stockholders. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter brought before the meeting.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. Please note, however, that if your shares are held of record by a broker, bank or other nominee, you may not vote your shares in person at the meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the meeting.

By Order of the Board of Directors,

Brad Cole
Secretary

Westlake, Texas
April 30, 2009

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 23, 2009. The 2008 Annual Report, the Annual Report on Form 10-K for the year ended December 31, 2008, and the Proxy Statement are available at http://proxy.middlebrookpharma.com.

MIDDLEBROOK PHARMACEUTICALS, INC.
7 Village Circle, Suite 100
Westlake, Texas 76262

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
to be held on June 23, 2009

This Proxy Statement is first being mailed on or about May 18, 2009, to the stockholders of MiddleBrook Pharmaceuticals, Inc., a Delaware corporation, which we refer to as “MiddleBrook,” “we,” “us,” “our,” or the “Company,” in connection with the solicitation of proxies by our board of directors for use at the 2009 Annual Meeting of Stockholders and at any adjournment or postponement thereof. Our meeting will be held on Tuesday, June 23, 2009, at 8:30 a.m. local time, at our headquarters located at 7 Village Circle, Suite 100, Westlake, Texas 76262.

Our executive offices are located at 7 Village Circle, Suite 100, Westlake, Texas 76262, and our telephone number is (817) 837-1200. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at our offices for a period of ten days prior to the annual meeting and at the annual meeting itself.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 23, 2009. The 2008 Annual Report, the Annual Report on Form 10-K for the year ended December 31, 2008, and the Proxy Statement are available at http://proxy.middlebrookpharma.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, our stockholders will be asked to:

1. Elect three director nominees named below for a term ending in 2012;

2. Amend MiddleBrook’s certificate of incorporation and bylaws to declassify our board of directors;

3. Amend the MiddleBrook Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 3,500,000 shares; and

4. Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Stockholders will also transact any other business that may properly come before the meeting. Members of our board of directors and management, and representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm, will be present at the meeting to respond to appropriate questions from stockholders.

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card because you own shares of MiddleBrook common stock. This proxy statement describes matters on which we would like you to vote at the annual meeting. It also provides information to you regarding these matters so that you can make an informed decision.

What is a proxy?

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of stock. The written document providing notice of the annual meeting and describing the matters to be considered and voted on is called a “proxy statement.” The document used to designate a proxy to vote your shares of stock is called a “proxy card.” Our board of directors has designated two of our officers, David Becker, our Executive Vice President, Chief Financial Officer, and Brad Cole, our Senior Vice President, General Counsel and Secretary, as proxies for the annual meeting.

Who can attend the annual meeting?

All holders of shares of stock of MiddleBrook Pharmaceuticals, as of the record date, Tuesday, April 28, 2009, may attend the annual meeting.

How many shares must be present to hold the meeting?

A quorum must be present at the annual meeting for any business to be conducted. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the annual meeting, the stockholders who are represented may adjourn the annual meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Who is entitled to vote?

The record date for the annual meeting is Tuesday, April 28, 2009. Only stockholders of record at the close of business on that date are entitled to vote at the annual meeting. The only class of stock entitled to be voted at the annual meeting is our common stock. Each outstanding share of common stock is entitled to one vote for all matters before the annual meeting. At the close of business on the record date, there were [          ] shares of our common stock outstanding.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, your bank or brokerage firm (the record holder of your shares) forwarded these proxy materials, along with a voting instruction card, to you. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “discretionary” items (i.e., Proposal 1. Election of Directors and Proposal 4. Ratification of PricewaterhouseCoopers LLP), but it will not be permitted to vote your shares with respect to “non-discretionary” items (i.e., Proposal 2. Declassifying the Board of Directors and Proposal 3. Amending the Stock Incentive Plan). In the case of a non-discretionary item, your shares will be considered “broker non-votes” on that proposal.

As the beneficial owner of shares, you are invited to attend the annual meeting. However, if you wish to attend the annual meeting, please bring to the meeting your bank or brokerage statement evidencing your beneficial ownership of our stock and a form of government issued photo identification. If you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a power of attorney or proxy form from the record holder of your shares.

How do I vote?

If you are a registered stockholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer & Trust Company, and you wish to vote prior to the annual meeting, you have three options. You may vote:

•	over the Internet, at the address shown on your proxy card;

•	by telephone, through the number shown on your proxy card; or

•	by mail, by properly completing, signing and returning the accompanying proxy card in the enclosed envelope.

If your shares are held in street name, your bank or brokerage firm forwarded these proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares.

If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a power of attorney or proxy form from their record holder to do so. Directions to the meeting can be obtained by writing to our Investor Relations department at 7 Village Circle, Suite 100, Westlake, Texas 76262.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that your shares are held in more than one account at our transfer agent and/or with banks or brokers. Please vote all of your shares.

The Securities and Exchange Commission, or the SEC, has also adopted rules that permit companies and intermediaries, such as brokers, to deliver a single proxy statement to two or more stockholders that share the same address. This process, commonly referred to as “householding,” may provide an extra convenience for stockholders and cost savings for companies. We endeavor to household our proxy materials to the extent that we deliver them in paper. Accordingly, stockholders who share the same address may receive only one copy of this proxy statement, unless a stockholder at that address delivers contrary instructions to us.

If you prefer to receive multiple copies of the proxy statement at the same address, you may receive additional copies promptly upon request. If you are a stockholder of record, you may obtain additional copies by writing to our secretary at our principal executive offices at 7 Village Circle, Suite 100, Westlake, Texas 76262, or calling us at (817) 837-1200. Eligible stockholders of record who receive multiple copies of the proxy statement can request householding by contacting us in the same manner. If you are a beneficial owner but not a stockholder of record (for example, you hold your shares in a brokerage or custody account), you can request additional copies of the proxy statement or you can request householding by notifying your broker, bank, or other intermediary.

What if I do not specify how my shares are to be voted?

If you are a registered stockholder and you submit a proxy but do not provide any voting instructions, your shares will be voted in accordance with our board of director’s recommendations:

•	FOR the election of the three nominees named below to the board of directors;

•	FOR the amendments to our certificate of incorporation and bylaws to declassify our board of directors;

•	FOR the amendment to increase the Stock Incentive Plan by 3,500,000 shares; and

•	FOR the ratification of PricewaterhouseCoopers as our independent registered public accounting firm.

If you hold your shares in street name and do not instruct your bank or brokerage firm how to vote your shares, it may vote your shares as it chooses with respect to discretionary items, including the election of directors and the ratification of the appointment of our independent registered public accounting firm. It will not be able to vote your shares with respect to non-discretionary items, and your shares will be considered broker non-votes on non-discretionary proposals, including the declassification of our board of directors and the increase in shares reserved for issuance under our Stock Incentive Plan.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote:

•	by properly completing and signing another proxy card with a later date and returning the proxy card prior to the annual meeting date to American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038;

•	by voting again over the Internet or telephone prior to 8:30 a.m. local time on Tuesday, June 23, 2009; or

•	if you are a registered stockholder, by giving written notice of such revocation to our corporate Secretary, Brad Cole, prior to or at the annual meeting or by voting in person at the annual meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

Our transfer agent will tabulate and certify the votes. A representative of the transfer agent will serve as an inspector of election.

How does the board of directors recommend I vote on the proposals?

Our board of directors recommends that you vote:

•	FOR the election of the three nominees named below to the board of directors;

•	FOR the amendment to our certificate of incorporation and bylaws to declassify our board of directors;

•	FOR the amendment to increase the Stock Incentive Plan by 3,500,000 shares; and

•	FOR the ratification of PricewaterhouseCoopers as our independent registered public accounting firm.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. However, if any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

What votes are necessary to approve each of the proposals?

Election of Directors.  The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three nominees for director. This means that the three nominees will be elected if they receive more affirmative votes than any other person. If you vote “Abstain” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

Approval of the Declassification of our Board of Directors.  This proposal requires the affirmative vote of 66 2/3% of the shares outstanding and entitled to vote generally in the election of directors. For this vote, abstentions and broker non-votes have the effect of a vote against this proposal.

Approval of the Amendment to the Stock Incentive Plan.  This proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. For this vote, abstentions have the effect of a vote against this proposal and broker non-votes will be disregarded and will have no impact on the vote.

Ratification of Appointment of PricewaterhouseCoopers LLP.  This proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. For this vote, abstentions have the effect of a vote against this proposal and broker non-votes will be disregarded and will have no impact on the vote.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have voted “Withheld” with respect to the original nominee.

Where can I find the voting results of the annual meeting?

We plan to announce preliminary voting results at the annual meeting and to publish final results in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which we will file with the SEC.

Will I receive a copy of the annual report?

With this proxy statement, we have mailed you our Annual Report on Form 10-K for the year ended December 31, 2008. Copies of our annual report, this proxy statement and proxy card will be available at http://proxy.middlebrookpharma.com. You may also obtain a copy by writing to our Investor Relations department at 7 Village Circle, Suite 100, Westlake, Texas 76262, by accessing the investor relations section of our website at http://ir.middlebrookpharma.com or by accessing the SEC’s EDGAR database at www.sec.gov. Our Annual Report on Form 10-K for the year ended December 31, 2008, is not incorporated into this proxy statement and is not considered proxy soliciting material.

Who pays for solicitation of the proxy?

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted with this proxy statement, will be paid for by us. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telephone, mail or other means, for which no compensation will be paid other than their regular salary or other usual compensation. Arrangements also will be made as appropriate with banks and brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common stock held of record by such persons; we will, upon request, also reimburse such persons for their reasonable expenses in forwarding the solicitation materials.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Guidelines

Our board of directors acts as the ultimate decision-making body for MiddleBrook, and advises and oversees management, who are responsible for the day-to-day operations and management of MiddleBrook. In carrying out its responsibilities, the board reviews and assesses our long-term strategy and our strategic, competitive and financial performance. The board has adopted Corporate Governance Guidelines which are available on the investor relations section of our website at http://ir.middlebrookpharma.com. We regularly monitor our corporate governance guidelines in order to comply with rules adopted by Delaware General Corporation Law, Nasdaq, the SEC and industry practices.

Meetings of the Board of Directors

The Board of Directors held 18 meetings during 2008. Each director attended 75% or more of the aggregate of all board and committee meetings on which such director served during 2008, except for Lord James Blyth and Mark Sotir who joined our board of directors late in the 2008. Dr. Rudnic represented the board at our 2008 Annual Meeting. It is our policy to have each director attend, either in person or by telephone, the 2009 annual meeting and all future meetings of stockholders.

Director Independence

Under our Corporate Governance Guidelines, a majority of the board of directors must be comprised of directors who meet the independence requirements set forth in the Nasdaq Marketplace Rules applicable to listed companies and SEC Rules. The Nominating and Governance Committee undertook its annual review of director independence in December 2008, and determined that each member of the board of directors who will continue to be a member following the 2009 annual meeting, other than Lord Blyth and Mr. Thievon, is independent in accordance with applicable rules. Mr. Thievon is considered an insider director because of his current employment as president and chief executive officer. Lord Blyth is deemed to be an insider director because of the terms of his consulting agreement. For additional information regarding Lord Blyth’s consulting agreement, see “Certain

Relationships and Related Transactions — Blyth Consulting Agreement.” Dr. Rudnic, who resigned from our board on September 4, 2008, was not considered an independent director because of his concurrent employment as our president and chief executive officer.

Committees of the Board

Audit Committee

Richard W. Dugan, Chair
Wayne T. Hockmeyer, Ph.D. (thru December 10, 2008)
R. Gordon Douglas
William C. Pate (beginning December 10, 2008)

The board of directors has determined that each of the members of the Audit Committee is financially literate and independent in accordance with applicable Nasdaq Marketplace rules and SEC rules. The board of directors has determined that Mr. Dugan is an “audit committee financial expert” as that term is defined under the applicable rules established by Nasdaq Marketplace Rules and Item 407(d)(5) of Regulations S-K. The Audit Committee held six meetings during 2008. The Audit Committee also approved the Audit Committee Report that is found on Page 25 of this proxy statement.

A copy of the current Audit Committee charter is available on our website at http://ir.middlebrookpharma.com. Pursuant to the Audit Committee charter, the committee assists the board in fulfilling its oversight responsibilities with respect to the following:

•	the integrity of our financial statements and other financial information provided by us to our stockholders;

•	the proposed scope and results of the audit by our independent registered public accounting firm;

•	retention of our independent registered public accounting firm, including oversight of the terms of their engagement and their performance, qualifications and independence;

•	permissible audit and non-audit services and the fees paid for such services;

•	the performance of our internal controls and disclosure controls;

•	review and ratification of any related party transactions pursuant to our policy on such matters;

•	compliance by MiddleBrook with its ethical policies and legal and regulatory requirements; and

•	receipt, retention and treatment of complaints regarding accounting and auditing matters.

Compensation Committee

Wayne T. Hockmeyer, Ph.D., Chair
R. Gordon Douglas, M.D. (thru December 10, 2008)
Lord James Blyth (beginning December 10, 2008)
Mark R. Sotir (beginning December 10, 2008)

The board of directors has determined that each of the committee members is independent in accordance with applicable Nasdaq Marketplace Rules, except for Lord Blyth. Lord Blyth is deemed to be an insider director because of the terms of his consulting agreement. The Board has determined that it is in the best interest of the Company for Lord Blyth to serve on the Compensation Committee. For additional information regarding Lord Blyth’s consulting agreement, see “Certain Relationships and Related Transactions — Blyth Consulting Agreement.” The committee held seven meetings during 2008. The committee approved the Compensation Committee Report that is found on Page 41 of this proxy statement. A copy of the current committee charter is available on our website at http://ir.middlebrookpharma.com. Pursuant to its charter the Compensation Committee is authorized to:

•	review and approve the compensation arrangements for management, excluding the compensation for the president and chief executive officer;

•	review and recommend to the full board, for approval, the compensation arrangements for the president and chief executive officer;

•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

•	make recommendations to the board of directors with respect to the compensation of members of the board; and

•	administer our stock incentive plans.

Nominating and Governance Committee

Lord James Blyth, Chair (beginning December 10, 2008)
James H. Cavanaugh, Ph.D. (beginning December 10, 2008)
Wayne T. Hockmeyer, Ph.D. (thru December 10, 2008)
Harold R. Werner

The board of directors has determined that each of the committee members is independent in accordance with applicable Nasdaq Marketplace Rules, except for Lord Blyth. Lord Blyth is deemed to be an insider director because of the terms of his consulting agreement. For additional information regarding Lord Blyth’s consulting agreement, see “Certain Relationships and Related Transactions — Blyth Consulting Agreement.” The committee held two meetings during 2008. A copy of the current Nominating and Governance Committee charter is available on our website at http://ir.middlebrookpharma.com. Pursuant to its charter, the committee is authorized to:

•	identify and nominate members for the board of directors and consider nominations by stockholders;

•	recommend to the full board nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly-created directorships that may occur between such meetings;

•	recommend committee compositions to the board of directors;

•	develop and recommend to the board of directors a set of corporate governance principles applicable to MiddleBrook, and oversee the compliance with such guidelines; and

•	monitor the role and effectiveness of the board of directors in the corporate governance process.

Executive Committee

The executive committee consisted of Drs. Edward M. Rudnic, James H. Cavanaugh, R. Gordon Douglas and Wayne T. Hockmeyer. Subject to applicable law, the Executive Committee was authorized to exercise all power and authority of the board of directors in the oversight of the management of MiddleBrook’s business and affairs. This committee did not meet during 2008, and was terminated by the board of directors at the recommendation of the Nominating and Governance Committee.

Nominations Process

The Nominating and Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of the board of directors. Under these criteria, members of the board of directors should have the highest professional and personal ethics and values, consistent with longstanding values and standards of MiddleBrook. Members of the board of directors should have broad experience at the policy-making level in business, government, medicine, education, technology and/or public interest. They should be committed to enhancing stockholder value, and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In identifying candidates for membership on the board of directors, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include, but is not limited to, strength of character, maturity of judgment, career specialization, relevant skills, diversity and the extent to which a particular candidate would fill a present need on the board of directors. At a minimum, director candidates must have unimpeachable character and integrity, sufficient time to carry out their duties, the ability to read and understand financial statements, experience at senior levels in areas relevant to MiddleBrook. Furthermore, consistent with the objective of having a diverse and experienced board, candidates should have the ability and willingness to exercise sound business judgment, the ability to work well with others and the willingness to assume the responsibilities required of a MiddleBrook director. Each member of the board must represent the interests of our stockholders.

Our Nominating and Governance Committee also reviews and determines whether existing members of the board of directors should stand for re-election, taking into consideration matters relating to the number of terms served by individual directors and changes in the needs of the board. The independent directors have nominated for re-election Lord James Blyth, James H. Cavanaugh, Ph.D., and John Thievon with a term of office expiring at the 2012 Annual Meeting.

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the board of directors, and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current members of the board of directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. The committee considers stockholder recommendations for candidates for the board of directors that are properly submitted in accordance with MiddleBrook’s bylaws and SEC rules. In evaluating such recommendations, the committee uses the qualifications standards described above and seeks to achieve a balance of knowledge, experience and capability on the board of directors.

Any stockholder wishing to have a candidate considered by the Nominating and Governance Committee should submit the following written information to our corporate secretary:

•	the name and the contact information of, and the number of shares of MiddleBrook common stock held by, the person submitting the candidate;

•	the name and contact information of the candidate;

•	a resume of the candidate’s educational and professional experience and list of references;

•	a statement setting forth any relationship between the candidate and any customer, supplier, competitor, employee or director of MiddleBrook or between the candidate and the stockholder proposing the candidate; and

•	a statement (executed by the candidate) acknowledging that as a director, such person will owe a fiduciary duty under Delaware General Corporation Law exclusively to MiddleBrook and our stockholders; and

•	a signed consent of the candidate to background and reference checks as part of the evaluation process, to being named in a proxy statement (if determined advisable by the Nominating and Governance Committee) and to serving on the board of directors if nominated and elected.

Stockholder Communications with the Board of Directors

Stockholders may send communications to the board of directors or any of its members by sending such communications to MiddleBrook Pharmaceuticals, Inc., c/o Nominating and Governance Committee Chairperson, 7 Village Circle, Suite 100, Westlake, Texas 76262. These communications will not be screened by management prior to receipt by the Nominating and Governance Committee Chairperson.

Compensation Committee Interlocks and Insider Participation

During 2008, Wayne T. Hockmeyer, Ph.D., R. Gordon Douglas, M.D., Lord James Blyth and Mark R. Sotir served on the Compensation Committee of the board of directors. None of the Compensation Committee members was formerly an officer or employed by us; however, we entered into a consulting agreement with Lord Blyth which is described in more detail in this proxy statement under the section title “Certain Relationships and Related

Transactions — Blyth Consulting Agreement.” No executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Code of Ethics and Business Conduct

The board of directors has adopted a written code of ethics and business conduct, a copy of which is available on our website at http://ir.middlebrookpharma.com, and will be provided to stockholders without charge upon request to our corporate secretary. We require all directors, officers and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work.

The board of directors has also adopted a written code of ethics applicable to the chief executive officer and senior financial officers, a copy of which is available on the Company’s website at http://ir.middlebrookpharma.com, and will be provided to stockholders without charge upon request to our corporate secretary. We require our chief executive officer and senior financial officers to resolve ethically any actual or apparent conflicts of interest and to comply with all generally accepted accounting principles, laws and regulations designed to produce full, fair, accurate, timely and understandable disclosure in all our SEC filings.

We intend to post amendments to or waivers from our codes of conduct (to the extent applicable to our executive officers or directors) at the investor relations section of our website within the timeframe required by applicable SEC rules.

Compensation of Directors

We currently pay each of our non-employee directors an annual fee of $20,000 for serving on our board of directors. In addition, we currently pay our directors $2,500 for each meeting of the board attended in person, and $1,500 for each meeting of the board attended telephonically and for each meeting of a committee of the Board attended. At such times as we have a non-employee chairman of the board, we pay such individual an additional $10,000 annual fee. In 2008, each non-employee chairman of the Nominating and Governance Committee, Compensation Committee and Audit Committee was paid an additional annual fee of $3,000, $5,000 and $7,000, respectively. We also reimburse our non-employee directors for reasonable expenses incurred to attend board and committee meetings, as well as business meetings and functions attended on our behalf. Directors who are also employed by us do not receive any compensation for their services as a director, but we do have other compensatory arrangements with them for services other than as a director, which are described in the sections of this proxy statement captioned “Executive Compensation and Other Matters.”

In addition, our Stock Incentive Plan provides for the automatic grant of an option to purchase 20,000 shares of common stock to each of our non-employee directors, or an option to purchase 30,000 shares of common stock to the chairman of the board of directors if he or she is a non-employee director, on the date of each annual meeting of stockholders, provided the director continues to serve as a director following the meeting. Each annual stock option grant vests in equal monthly installments over a period of one year from the date of grant, except that in the event of a change of control the option will become fully vested. The plan also provides for the automatic grant of an option to purchase 30,000 shares of common stock to each non-employee director who is first elected or appointed as a director after September 2, 2003. The initial option vests in equal monthly installments over a period of three years from the date of grant, except that in the event of a change of control the option will become fully vested. All of these options have an exercise price equal to the fair market value of our common stock at the close of the market on the business day preceding the date of the grant and are exercisable on the grant date. Stock options exercised prior to vesting are restricted shares until vesting occurs.

DIRECTOR COMPENSATION TABLE

The following table shows the compensation earned by each of our non-employee directors for their service as directors at any time during the year ended December 31, 2008:

	Fees Earned or
	Paid in Cash
	Annual	Meeting	Option	All Other
	Retainer	Fees	Awards	Compensation	Total
Name	($)	($)	($)(1)	($)	($)

Lord James Blyth(2)	20,000	4,000	34,316	—	58,316
James H. Cavanaugh, Ph.D.(4)	22,000	33,000	47,657	—	102,657
R. Gordon Douglas, M.D.	30,000	44,500	71,485	—	145,985
Richard W. Dugan	27,000	37,000	47,657	—	111,657
Wayne T. Hockmeyer, Ph.D.	25,000	50,500	47,657	—	123,157
William C. Pate(3)	20,000	11,000	4,028	—	35,028
Mark R. Sotir(3)	20,000	7,000	4,028	—	31,028
Martin A. Vogelbaum(4)	20,000	38,500	51,136	—	109,636
Harold R. Werner(4)	20,000	31,000	47,657	—	98,657

(1)	Amount reflects the compensation cost for the year ended December 31, 2008 for financial reporting purposes of each director’s options, calculated in accordance with SFAS 123R using a Black-Scholes valuation model and includes amounts from awards granted in and prior to 2008. Award fair values have been determined based on the assumptions set for in Note — 17 Stock Option Plans in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	Lord Blyth was appointed to the board of directors on October 17, 2008. We have entered into a consulting agreement with Lord Blyth which is described in more detail in this proxy statement under the section title “Certain Relationships and Related Transactions — Blyth Consulting Agreement.”

(3)	Messrs. Pate and Sotir were appointed to the board of directors effective September 5, 2008.

(4)	In 2008, we formed an ad hoc special committee of directors to assist in connection with our strategic review process. The special committee consisted of Dr. Cavanaugh and Messrs. Vogelbaum and Werner. The compensation shown above includes fees paid to the members of the special committee.

The following table provides additional information about equity awards granted to our non-employee directors during the year ended December 31, 2008:

				Grant Date
	Grant Date	Option Awards		Fair Value
Name	#	#		$

Lord James Blyth	10/17/2008	30,000	(1)	27,000
	10/17/2008	470,000	(2)	423,000
James H. Cavanaugh, Ph.D.	06/04/2008	20,000		60,000
R. Gordon Douglas, M.D.	06/04/2008	30,000		90,000
Richard W. Dugan	06/04/2008	20,000		60,000
Wayne T. Hockmeyer, Ph.D.	06/04/2008	20,000		60,000
William C. Pate	09/05/2008	30,000	(1)	41,400
Mark R. Sotir	09/05/2008	30,000	(1)	41,400
Martin A. Vogelbaum	06/04/2008	20,000		60,000
Harold R. Werner	06/04/2008	20,000		60,000

(1)	Lord Blyth was appointed to the board of directors on October 17, 2008, and Messrs. Pate and Sotir were appointed to the board of directors on September 5, 2008. Each non-employee director that joins our board of directors receives an option to purchase 30,000 shares of common stock. This initial option vests and becomes exercisable in equal monthly installments over a period of three years from the date of grant, except that in the event of a change of control the option will become fully vested.

(2)	As compensation for Lord Blyth’s services under his consulting agreement, Lord Blyth received an option to purchase 470,000 shares of MiddleBrook’s common stock. The option has a term of three years and will fully vest one month prior to the expiration of the consulting agreement. The board may accelerate the vesting, or terminate the consulting agreement prior to the vesting of Lord Blyth’s options, at any time in the board’s sole discretion based on a review of Lord Blyth’s contribution to MiddleBrook. For additional information regarding Lord Blyth’s consulting agreement, see “Certain Relationships and Related Transactions — Blyth Consulting Agreement.”

The aggregate number of options awards outstanding and held by each non-employee director as December 31, 2008, is indicated in the table below:

Name	Option Awards

Lord James Blyth	500,000
James H. Cavanaugh, Ph.D.	80,000
R. Gordon Douglas, M.D.	165,517
Richard W. Dugan	130,053
Wayne T. Hockmeyer, Ph.D.(1)	127,321
William C. Pate	30,000
Mark R. Sotir	30,000
Martin A. Vogelbaum	50,000
Harold R. Werner	80,000

(1)	Dr. Hockmeyer recently informed the board that he does not intend to stand for re-election when his current term expires at the 2009 Annual Meeting. Dr. Hockmeyer will continue to serve as a director until the Annual Meeting. The board of directors authorized the amendment of Dr. Hockmeyer’s stock option grant agreements to provide that Dr. Hockmeyer’s right to exercise vested stock options shall continue for a period of 12-months following termination of his service as a director rather than six-months following termination of his service as a director (as currently provided).

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1.

ELECTION OF DIRECTORS

Our board of directors currently consists of ten directors, divided into two classes of three directors each and one class of four directors, with the directors in each class serving three-year terms and with the terms of office of one class expiring at each annual meeting of stockholders. Each director’s term is subject to the election and qualification of his respective successor, or such director’s earlier death, resignation or removal. The term of office of four of our current directors, Lord James Blyth, Vice Chairman, James H. Cavanaugh, Ph.D., Wayne T. Hockmeyer, Ph.D., and John Thievon, will expire at the annual meeting. Lord Blyth, Dr. Cavanaugh, and Mr. Thievon are nominees for re-election to our board of directors. In accordance with the recommendation of the nominating and corporate governance committee, the board of directors recommends that Lord Blyth, Dr. Cavanaugh and Mr. Thievon be elected as directors at the annual meeting. Each of the nominees has consented to being named in this proxy statement and to serve if elected. If elected by the stockholders, these nominees will hold office until our annual meeting of stockholders in 2012 and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

Dr. Hockmeyer recently informed the board that he does not intend to stand for re-election when his current term expires at the annual meeting. Dr. Hockmeyer will continue to serve as a director until the annual meeting. The board of directors authorized the amendment of Dr. Hockmeyer’s stock option grant agreements to provide that Dr. Hockmeyer’s right to exercise vested stock options shall continue for a period of 12-months following his termination of his service as a director rather than six-months following termination of his service as a director (as currently provided).

Directors are elected by a plurality of the votes cast. Shares may not be voted cumulatively, and proxies cannot be voted for a greater number of persons than the number of nominees named. Shares voted prior to the annual meeting by the accompanying proxy card will be voted for the election of the three nominees recommended by the board of directors, unless the proxy card is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. Votes withheld will not affect the outcome of the election. If any nominee for any reason is unable to serve or will not serve, the persons named as proxies may vote for such substitute nominee as the proxyholders may determine. We are not aware of any nominee who will be unable to, or for good cause will not, serve as a director.

The board of directors has proposed an amendment to our certificate of incorporation and bylaws (See Proposal 2 below) that would declassify our board of directors and provide for the annual election of directors. If Proposal 2 is approved by our stockholders, as recommended by our board of directors, the board of directors will implement a staggered annual election of all directors over a three-year period ending at the 2012 annual stockholders meeting and all directors will then serve one-year terms rather than three-year terms.

Regardless of the stockholders vote on Proposal 2, at this annual meeting, stockholders will vote on the election of the three director nominees described below.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL 1, THE ELECTION OF LORD JAMES BLYTH, JAMES H. CAVANAUGH, PH.D., AND JOHN THIEVON, THE THREE NOMINEES FOR DIRECTOR.

Information Concerning Director Nominees:

		Director
Name	Age	Since	Position

Lord James Blyth	68	2008	Vice Chairman of the Board of Directors and Nominee
James H. Cavanaugh, Ph.D.	72	2000	Director and Nominee
John Thievon	41	2008	President, Chief Executive Officer, Director and Nominee

Lord James Blyth joined our board as vice chairman in October 2008. Lord Blyth was chairman of Diageo plc, a global premium beverage company, from July 2000 through June 2008. Previously, he served as a non-executive director at Diageo plc since January 1999. He was formerly chief executive and then chairman of The Boots Company PLC, a UK-based retailer, drugstore chain and contract manufacturer. Lord Blyth has held several leadership roles, including chief executive of the Plessey Company, an electronics, defense, and telecommunications company, and head of defense sales at the United Kingdom Ministry of Defense. He is also a non-executive director of Anixter Inc., a communications supplier and distributer, in the U.S. and a senior adviser to Greenhill & Co., Inc., an investment banking firm, where he was previously a vice chairman.

James H. Cavanaugh, Ph.D. has been a director since our inception. Dr. Cavanaugh is a general partner of HealthCare Partners V, L.P., HealthCare Partners VI, L.P. and Healthcare Partners VII, L.P., which are the general partners of HealthCare Ventures V, L.P., HealthCare Ventures VI, L.P. and Healthcare Ventures VII, L.P., respectively. Dr. Cavanaugh was previously president of SmithKline and French Laboratories U.S., Inc., the pharmaceutical division of SmithKline Beckman Corporation, from 1985 to 1989 and president of SmithKline Clinical Laboratories, SmithKline Beckman’s clinical laboratories business, from 1981 to 1985. Dr. Cavanaugh serves as chairman of the Board of Directors of Verenium Corporation. Dr. Cavanaugh previously served on the Board of Directors of Shire Pharmaceuticals Group PLC, the National Venture Capital Association and as trustee emeritus of the California College of Medicine. Dr. Cavanaugh holds a Ph.D. and an M.S. from the University of Iowa and a B.S. from Fairleigh Dickinson University.

John Thievon has served as our President, Chief Executive Officer and a Director since September 2008. Prior to joining us, he held various positions at Adams Respiratory Therapeutics, Inc., a pharmaceutical company, from January 1999 to February 2008, including Executive Vice President, Sales and Corporate Accounts from July 2007 to February 2008; Executive Vice President, Sales and Business Development from October 2006 to June 2007; Executive Vice President, Commercial Operations from May 2005 to October 2006; Vice President, Sales and Professional Marketing from June 2000 to May 2005; and from January 1999 to May 2000, Mr. Thievon held various positions with Adams, including Northeast Regional Business Director and Director of Marketing. From January 1995 to December 1998, he held various positions with IMS Health Incorporated, a pharmaceutical consulting and data services company, including Account Manager, Account Director, and Director of Sales Training, and from 1990 to 1994, he served as a Sales Representative with Ortho Pharmaceuticals Inc., a healthcare company. Mr. Thievon has been a member of DaySpring Pharma, LLC’s Board of Directors since November 2007. DaySpring is a specialty pharmaceutical company focused on acquiring, developing and commercializing prescription and non-prescription products for specialty markets in women’s health and pediatrics. Mr. Thievon graduated from Pace University with a Bachelor of Business Administration degree, with a concentration in marketing.

Information Regarding Directors Continuing in Office

Directors Continuing in Office Whose Term Expires
at the Annual Meeting of Stockholders to be held in 2010

Name	Age	Director Since	Position

R. Gordon Douglas, M.D.	75	2000	Chairman of the Board of Directors
Martin A. Vogelbaum	45	2007	Director
Harold R. Werner	60	2000	Director

R. Gordon Douglas, M.D. has been a director since our inception and was appointed to be our Chairman in February 2006. Dr. Douglas currently serves as consultant to the Vaccine Research Center at the National Institute of Health. Dr. Douglas was president of Merck Vaccines, a pharmaceutical company, responsible for the research, development, manufacturing and marketing of Merck Vaccines’ vaccine products, from 1991 until 1999. From 1982 to 1990, he was a professor of medicine and Chairman, Department of Medicine, Cornell University Medical College and physician-in-chief at the New York Hospital. He also served as head of the infectious disease unit at the University of Rochester School of Medicine. Dr. Douglas serves on the Board of Directors of Elusys Therapeutics, Inc., the Aeras Global TB Vaccine Foundation (Chairman), VaxInnate, Inc. and Vical Incorporated (Chairman). Dr. Douglas is a graduate of Princeton University and Cornell University Medical College.

Martin A. Vogelbaum was appointed a director in April 2007. Mr. Vogelbaum is a partner with Rho Ventures. Prior to joining Rho, he spent five years as a general partner of Apple Tree Partners, a life sciences venture capital firm. Previously, he was a general partner of Oxford Bioscience Partners, which he joined in 1993. Mr. Vogelbaum currently serves on the Board of Directors of several privately-held companies, including Gloucester Pharmaceuticals, and previously served as a member of the Board of Directors of Nuvelo, Inc., a publicly traded biopharmaceutical company. Mr. Vogelbaum received an A.B. in biology and history from Columbia University.

Harold R. Werner has been a director since our inception. Mr. Werner is a general partner of HealthCare Partners V, L.P., HealthCare Partners VI, L.P. and Healthcare Partners VII, L.P., which are the general partners of HealthCare Ventures V, L.P., HealthCare Ventures VI, L.P. and Healthcare Ventures VII, L.P., respectively. Mr. Werner has served as a director of over 30 public and private companies. Prior to the formation of HealthCare Ventures in 1985, Mr. Werner was Director of New Ventures for Johnson & Johnson Development Corporation. Before joining Johnson & Johnson in 1980, Mr. Werner was senior vice president of Robert S. First, Inc. and was responsible for managing its European and, later, U.S. health care management consulting business. Mr. Werner currently serves on the Board of Directors of TetraLogic Pharmaceutical Corporation, DecImmune Therapeutics, Inc., Aciex, Inc., InfaCare Pharmaceutical Corp., Oriel Therapeutics, Inc., Promedior, Inc., Xencor, Inc., and Stemgent, Inc. Mr. Werner received his B.S. and M.S. degrees from Princeton University and an M.B.A. from the Harvard Graduate School of Business Administration.

Directors Continuing in Office Whose Term Expires
at the Annual Meeting of Stockholders to be held in 2011

Name	Age	Director Since	Position

Richard W. Dugan	67	2003	Director
William C. Pate	45	2008	Director
Mark R. Sotir	45	2008	Director

Richard W. Dugan joined our Board of Directors in September 2003. From 1976 to 2002, Mr. Dugan served as a partner for Ernst & Young LLP, where he served in various managing and senior partner positions including Mid-Atlantic Area Senior Partner from 2001 to 2002, Mid-Atlantic Area Managing Partner from 1989 to 2001 and Pittsburgh Office Managing Partner from 1981 to 1989. Mr. Dugan retired from Ernst & Young in 2002. Mr. Dugan currently serves on the Board of Directors of Vanda Pharmaceuticals, Inc., a publicly-traded company. Mr. Dugan received a B.S.B.A. from Pennsylvania State University.

William C. Pate has been a member of our Board of Directors since September 2008. Mr. Pate currently is the Chief Investment Officer and a Managing Director of Equity Group Investments, L.L.C., or EGI, a privately-held investment firm, and serves as a member of the board of directors of certain private affiliates of EGI. He also serves as a director of the Tribune Company, a diversified media company, since December 2007. Prior to joining EGI in 1994, Mr. Pate was an associate with The Blackstone Group, a global asset management and advisory services firm, and served in the mergers and acquisitions group of Credit Suisse First Boston, a brokerage services and investment banking provider. Mr. Pate serves as a director of Covanta Holding Corporation, an owner and operator of energy-from-waste and power generation projects, and Exterran Holdings Inc., a provider of natural gas compression technology. He received a Juris Doctorate degree from the University of Chicago Law School and a Bachelors of Arts degree from Harvard College.

Mark R. Sotir has been a member of our Board of Directors since September 2008. Mr. Sotir has served as a Managing Director of EGI since November 2006. He currently manages a number of EGI’s investments, including Starwood Hotels; and serves as a member of the board of directors of certain private affiliates of EGI, including SIRVA, a moving and relocation company, WRS Holding Company, an environmental remediation company, VIA Wines Group, a Chilean wine producer and marketer, and Rewards Network, Inc., an operator of dining rewards programs. He recently served as the interim President of Tribune Interactive, a division of the Tribune Company, a diversified media company. Prior to joining EGI, he was the Chief Executive Officer of Sunburst Technology Corporation, a leading independent distributor of educational software to public schools in the United States, from August 2003 to November 2006. Prior to joining Sunburst, Mr. Sotir held various positions with the Budget Group, Inc., a $3 billion car and truck rental business with more than 13,000 employees, from 1995 to February 2003, including President and Chief Operating Officer from 2000 to 2003. Mr. Sotir received a Bachelor’s Degree in Economics from Amherst College and holds a Master’s Degree from Harvard Business School.

PROPOSAL 2.

TO AMEND THE ARTICLES OF INCORPORATION AND BYLAWS TO DECLASSIFY
THE BOARD OF DIRECTORS

As part of the EGI-MBRK, L.L.C. financing that closed September 4, 2008, or the Closing, we agreed that, at the first annual meeting of our stockholders following the Closing, we would take all lawful action to solicit stockholder approval to adopt amendments to our certificate of incorporation and bylaws providing for the declassification of our board of directors and the annual election of all directors. The board of directors recommends approval of an amendment to Article VI(A) of our seventh restated certificate of incorporation, or the Certificate of Incorporation, and Article III (3.3) of our bylaws, or the Bylaws, that would declassify the board and cause each director to be elected annually for a one-year term.

Article VI(A) of our Certificate of Incorporation and Article III (3.3) of our Bylaws currently provide that our board is divided into three classes as nearly equal in number as possible, with each class being elected every three years and with the term of one class expiring at each annual meeting of stockholders. If the proposed amendments are approved by the requisite vote of our stockholders, the classification of the board of directors will be phased out as follows:

•	The term of office of those directors elected at the 2009 annual meeting will end at the 2012 annual meeting, at which those directors will be eligible to stand for re-election for a one-year term.

•	Those continuing directors whose current terms expire at the 2010 or 2011 annual meetings, respectively, will serve the remainder of their terms (i.e., until the 2010 or 2011 annual meetings, respectively), and thereafter will be eligible to stand for re-election for a one-year term.

•	Any director chosen as a result of a newly-created directorship or to fill a vacancy on the board will hold office until the next annual meeting, at which the director will be eligible to stand for re-election for a one-year term.

If our stockholders do not approve these amendments, the board will remain classified and the directors will continue to be elected to serve three-year terms, subject to their earlier death, resignation or removal. If approved, this proposal will become effective upon the filing of restated certificate of incorporation containing the amendment to the Certificate of Incorporation with the Delaware Secretary of State, which we intend to do promptly after the Annual Meeting, if stockholder approval is obtained.

The board is committed to good corporate governance and has periodically considered the advantages and disadvantages of maintaining a classified board. In the past, the board has concluded that a classified board structure was in the best interests of MiddleBrook and its stockholders. A classified board generally provides for continuity and stability, promotes a long-term focus and may assist in the event of an unsolicited takeover attempt because the acquirer, being unable to unilaterally replace the entire board in a single election, may be more likely to negotiate with the board on pricing and other acquisition terms. As a part of the EGI transaction, we agreed to solicit stockholder approval to adopt amendments to our Certificate of Incorporation and Bylaws to provide for the declassification of the board of directors and the annual election of all directors. In this regard, the board recognizes that many investors and commentators believe that the election of directors is the primary means for stockholders to influence corporate governance policies and hold management accountable for implementing those policies. The board also takes note of the fact that annual elections of directors are in line with emerging corporate governance practices, providing stockholders with the opportunity to register their views on the performance of the entire board each year.

The board has unanimously approved the amendments and determined to recommend that stockholders approve the amendment to Article VI(A) of our Certificate of Incorporation and Article III (3.3) of our Bylaws to provide for the declassification of the board of directors. Copies of these proposed amendments are attached to this Proxy Statement as Appendix A. This proposal requires the affirmative vote of 66 2/3% of the shares outstanding and entitled to vote generally in the election of directors. For this vote, abstentions and broker non-votes have the effect of a vote against this proposal.

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3.

APPROVAL OF THE AMENDMENT TO THE MIDDLEBROOK PHARMACEUTICALS, INC.
STOCK INCENTIVE PLAN

The board of directors adopted an amendment to the MiddleBrook Pharmaceuticals, Inc. Stock Incentive Plan, or the Plan, on February 11, 2009, subject to stockholder approval, to increase the number of shares reserved for issuance thereunder by 3,500,000 shares of our common stock, which would increase the maximum number of shares of common stock reserved for issuance under the Plan from 16,348,182 shares to 19,848,182 shares, or the Plan Amendment. We believe that our ability to award incentive compensation based on equity in MiddleBrook is critical to our continued success in attracting, motivating and retaining key personnel and remaining competitive.

Our Board of Directors has unanimously approved the Plan Amendment and has determined that it is advisable and in the best interest of the stockholders and recommends that you vote FOR Proposal 3.

The following is a summary of the material provisions of the Plan. This summary is qualified in its entirety by reference by the specific language of the Plan as proposed to be amended, which is annexed to this Proxy Statement as Appendix B.

General

Shares Available under the Plan.  The number of shares of common stock currently reserved for issuance under the Plan is 16,348,182 shares. The Plan Amendment will, if approved, increase the maximum number of shares of common stock reserved for issuance under the Plan by 3,500,000 shares to 19,848,182 shares. If any award, or portion of an award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of common stock are repurchased at or below cost by us or surrendered to us in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), or if any shares are withheld by us, the shares subject to such award and the repurchased, surrendered or withheld shares will thereafter be available for further awards under the Plan. As of April 25, 2009 the fair market value of a share of common stock, determined by the closing bid price per share of common stock on such date as quoted on the Nasdaq Global Market, was $[     ].

The maximum number of shares of common stock currently subject to awards of any combination that may be granted under the Plan during any one fiscal year of the Company to any one individual is limited to 3,000,000 shares.

Administration.  The Plan is administered by the board of directors or the Compensation Committee of the board of directors, but may be administered by a committee or committees as the board of directors may appoint from time to time. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (1) determine who is eligible for awards, and when such awards will be granted; (2) determine the types of awards to be granted; (3) except for automatic grants to non-employee directors, determine the number of shares covered by or used for reference purposes for each award; (4) impose such terms, limitations, restrictions and conditions upon any award as the administrator deems appropriate; (5) modify, amend, extend, renew or reprice outstanding awards, or accept the surrender of outstanding awards and substitute new awards; (6) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an award, including, but not limited to, any restriction or condition on the vesting or exercisability of an award following termination of any grantee’s employment or other relationship with the Company; (7) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period; and (8) establish, amend modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

In the event of a stock dividend, stock split or reverse stock split affecting the common stock: (1) the maximum number of shares as to which we may grant awards under the Plan and the maximum number of shares with respect to which we may grant awards during any one fiscal year to any individual, (2) the number of shares subject to automatic director grants, and (3) the number of shares covered by and the exercise price and other terms of outstanding awards, will be adjusted to reflect such event unless the board of directors determines that no such adjustment will be made.

Except as provided above, in the event of any change affecting us or our common stock, or our capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation business combination or exchange of shares and the like, the administrator, in its discretion and without the consent of the holders of the awards, will make: (1) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Plan (in the aggregate and with respect to any individual during any one fiscal year of the Company), and to the number, kind and price of shares covered by outstanding awards; and (2) any other adjustments in outstanding awards, including but not limited to reducing the number of shares subject to awards or providing or mandating alternative settlement methods such as settlement of the awards in cash or in shares of common stock or other securities of the Company or of any other entity, or in any other matters which relate to awards as the administrator determines in its discretion to be necessary or appropriate.

Without the consent of award holders, the administrator may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us, or our financial statements or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and outstanding awards.

Participation.  Participation in the Plan is open to all of our employees, officers, directors and other individuals providing bona fide services to us or any of our affiliates, as the administrator may select from time to time. In addition, the administrator may also grant awards to individuals in connection with hiring, retention, or otherwise prior to the date the individual first performs services for the us or an affiliate, provided that such awards will not become vested or exercisable before the date the individual first begins working. As of April 15, 2009, we had approximately 375 eligible participants under the Plan.

Transferability.  Except as otherwise determined by the administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no award granted under the Plan will be transferable by a grantee otherwise than by will or the laws of descent and distribution.

Type of Awards

The Plan allows for the grant of stock options, stock appreciation rights, stock awards, phantom stock awards, performance awards, performance-based stock awards and other stock-based awards. The administrator may grant these awards separately or in tandem with other awards. The administrator will also determine the prices, expiration dates and other material conditions governing the exercise of the awards, other than automatic option grants to non-employee directors, which are described below.

Stock Options.  The Plan allows the administrator to grant either awards of incentive stock options, as that term is defined in section 422 of the Internal Revenue Code, or nonqualified stock options; provided, however, that only our employees or employees of our subsidiaries may receive incentive stock option awards. All incentive stock options and nonqualified stock options granted will have an exercise price at least equal to fair market value on the date of grant. The option holder may pay the exercise price in cash, by tendering shares of our common stock, by a combination of cash and shares, a broker-assisted cashless exercise, or by any other means the administrator approves.

Option Grants to Non-Employee Directors.  Automatic option grants are made under the Plan to non-employee directors as follows: (1) each person who first becomes a non-employee director after September 2, 2003 will be granted an option to purchase 30,000 shares of common stock on the date on which he or she is initially elected or appointed to the board, and such option will vest in 36 equal, monthly installments, in arrears, beginning immediately following the grant date, and (2) each non-employee director will be granted an additional option to purchase 20,000 shares of common stock, or an option to purchase 30,000 shares of common stock to the chairman of the board of directors if he or she is a non-employee director, on the date of each annual general stockholders’

meeting at which members of the board are elected or re-elected; provided, however, that he or she continues to serve as a non-employee director immediately following the meeting. Such option will vest in 12 equal, monthly installments, in arrears, beginning immediately following the grant date.

The exercise price per share for each such option will be the common stock’s fair market value on the date of grant of the option. None of these options will become vested with respect to any shares of common stock after the date on which the non-employee director ceases to serve as a member of the board. The options may be exercised from time to time, in whole or in part, prior to the earlier of: (1) 180 days after a grantee ceases to serve as a director (one year if the grantee ceases to serve because of his or her death or permanent and total disability); or (2) the tenth anniversary of the date of grant. In the event of a change in control of MiddleBrook (as defined in the Plan), any outstanding options that were granted pursuant to these provisions prior to the date of such change in control will be 100% vested and exercisable on the date of, and immediately before, such change in control.

The options may be exercised by notice to us at our principal executive offices. Payment of the exercise price may be made by delivery of cash or check to the order MiddleBrook in an amount equal to the exercise price, or to the extent permitted by the us, by delivery to us of shares of our common stock already owned that are “mature” shares under Generally Accepted Accounting Principles of the United States and having a fair market value equal in amount to the exercise price of the option being exercised, or a combination thereof.

Stock Appreciation Rights.  The Plan allows the administrator to grant awards of stock appreciation rights (“SARs”) which entitle the holder to receive a payment in cash, in shares of common stock, or in a combination of both, having an aggregate value equal to the spread on the date of exercise between the fair market value of the underlying shares on that date and the base price of the shares specified in the grant agreement.

Stock and Phantom Stock Awards.  The Plan allows the administrator to grant restricted or unrestricted stock awards, or awards denominated in stock-equivalent units to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of common stock, or in a combination of both.

Performance-Based Stock Awards.  The administrator may grant stock awards in a manner constituting “qualified performance-based compensation” within the meaning of Internal Revenue Code Section 162(m), to preserve the tax-deductibility of such awards. The grant of, or lapse of restrictions with respect to, performance-based stock awards will be based upon one or more performance measures and objective performance targets to be attained relative to those performance measures, all as determined by the administrator. Performance targets may include minimum, maximum and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained. “Performance measures” means the criteria established by the administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); income before income taxes and minority interests; current value shareholders’ equity; corporate liquidity; financing activities; licensing transactions; joint ventures; co-promotional partnerships; operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; share price performance; total stockholder return; relative performance to a group of companies or relevant market indices comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures. In addition, Internal Revenue Code Section 162(m) requires that the material terms of the performance criteria of the Plan be disclosed to and re-approved by the Company’s stockholders at least every five years that the Plan continues in effect. The performance criteria under the Plan would normally be resubmitted to the Company’s stockholders in 2012 because they were last approved by the Company’s stockholders in 2007. However, given that the above-noted amendment to the Plan is being submitted for stockholder approval, the board of directors has deemed it advisable to submit the performance criteria under the Plan to the Company’s stockholders for re-approval now, rather than waiting until 2012. The board of directors is not proposing that any of the performance criteria under the Plan be modified.

Performance Awards.  In addition to “qualified performance-based stock awards,” the Plan allows the administrator to grant performance awards which become payable in cash, in shares of common stock, or in a combination of both, on account of attainment of one or more performance goals established by the administrator. The administrator may establish performance goals based on our operating income, or that of our affiliates, or one or more other business criteria the administrator may select that applies to an individual or group of individuals, a business unit, or the Company or its affiliate as a whole, over such performance period as the administrator may designate.

Other Stock-Based Awards.  The Plan allows the administrator to grant stock-based awards which may be denominated in cash, common stock, or other securities, stock equivalent units, stock appreciation units, securities or debentures convertible into common stock, or any combination of the foregoing. These awards may be paid in common stock or other securities, in cash, or in a combination of common stock, other securities and cash.

Awards Under the Plan

Because participation and the types of awards available for grant under the Plan, except the automatic grants to non-employee directors as described above, are subject to the discretion of the administrator, the benefits or amounts that any participant or groups of participants may receive if the Plan Amendment is approved are not currently determinable.

The following table contains the number of awards made under the Plan to the individuals and groups listed below during the year ended December 31, 2008.

MiddleBrook Pharmaceuticals, Inc. Stock Incentive Plan

	Number of Shares of
	Common Stock	Grant Date Fair
	Underlying Stock	Value of Stock
	Options	Option Awards
Name and Position	(#)	($)(1)

John Thievon(2)	2,518,819	3,475,970
President, Chief Executive Officer and Director
David Becker(3)	1,959,082	2,703,533
Executive Vice President, Chief Financial Officer
Beth A. Burnside Ph.D.	80,000	164,800
Senior Vice President, Regulatory Affairs, Compliance &	216,000	257,040
Strategic Planning
Susan P. Clausen, Ph.D.	50,000	103,000
Senior Vice President, Clinical Research & Medical Affairs	216,000	257,040
Donald J. Treacy, Ph.D.	75,000	154,500
Sr. Vice President, Pharmaceutical Development & Quality	216,000	257,040
Edward M. Rudnic, Ph.D.(2)	200,000	412,000
Former President, Chief Executive Officer and Director	100,000	138,000
Robert C. Low, CPA(3)	60,000	123,600
Former Vice President, Finance, Chief Financial Officer and Treasurer
Robert W. Bannon, CFA(4)	50,000	103,000
Former Vice President, Investor Relations and Corporate Communications
Darren W. Buchwald(4)	30,000	61,800
Former Vice President, Commercial Development, Sales and Marketing
Current Executive Officer Group	5,980,901	8,269,923
Non-Executive Officer Director Group	690,000	922,800
Non-Executive Officer Employee Group	2,477,100	3,120,580

(1)	Represents the fair value of each stock option as of the date it was granted, in accordance with SFAS 123R and using a Black-Scholes valuation model. See Note 18 in our annual report on Form 10-K for the year ended

December 31, 2008 for a discussion of assumptions made by us in determining SFAS 123R values and compensation costs of our equity awards.

(2)	Dr. Rudnic’s employment with the Company terminated on September 4, 2008. Pursuant to the consulting agreement with Dr. Rudnic all options granted prior to his termination of employment continue to vest during the term of the consulting agreement. We also granted an option to purchase 100,000 shares to Dr. Rudnic, pursuant to the consulting agreement. This additional grant vests upon expiration of the original term of Dr. Rudnic’s consulting agreement with MiddleBrook (September 4, 2010), or earlier upon a material breach of the consulting agreement by the Company. For additional information regarding Dr. Rudnic’s consulting agreement, see “Certain Relationships and Related Transactions — Rudnic Consulting Agreement.”

(3)	Mr. Low’s employment with the Company terminated September 4, 2008. Pursuant to the consulting agreement with Mr. Low all options granted prior to his termination of employment continue to vest during the term of the consulting agreement. For additional information regarding Mr. Low’s consulting agreement, see “Certain Relationships and Related Transactions — Low Consulting Agreement.”

(4)	Mr. Bannon’s employment with the Company terminated on November 15, 2008 and Mr. Buchwald’s employment with the Company terminated on September 8, 2008.

Amendment and Termination

The board of directors may terminate, amend or modify the Plan or any portion thereof at any time.

Duration

The plan will remain in effect unless earlier terminated. No award will be granted under the Plan after October 6, 2013.

Federal Income Tax Consequences

The following is a general summary of the current federal income tax treatment of stock options, which would be authorized for grants under the Plan as proposed, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

Incentive Stock Options.  Incentive stock options under the Plan are intended to meet the requirements of Section 422 of the Internal Revenue Code. Generally, an employee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise. The option exercise, however, may be subject to alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, however, the option holder will recognize ordinary income at the time of disposition equal to the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the purchase price, or (2) the excess of the amount realized over the adjusted tax basis of the shares. Any gain or loss recognized on such premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Any ordinary income recognized by the option holder due to option exercise is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the option holder.

Nonqualified Stock Options.  In general, a grantee does not recognize any taxable income at the time the grantee is granted a nonqualified stock option. Upon exercise, the option holder recognizes taxable ordinary income generally equal to the excess of the fair market value of the shares at exercise over the purchase price. Any gain or loss recognized upon disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Any ordinary income recognized by the option holder due to option exercise is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the option holder.

Stock Appreciation Rights.  In general, a grantee does not recognize any taxable income at the time the grantee is granted SARs. Upon exercise, the grantee recognizes ordinary income in an amount equal to the amount of any cash received and the fair market value of any shares received. For any shares received, any gain or loss recognized upon disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Any ordinary income recognized by the grantee due to the exercise is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the grantee.

Restricted Stock.  In general, a grantee does not recognize any taxable income at the time the grantee is granted restricted stock assuming the shares are granted subject to restrictions resulting in a substantial risk of forfeiture. If the restricted stock vests, the grantee recognizes ordinary income in an amount equal to the fair market value of the shares less the amount paid, if any, for the shares. Any gain or loss recognized upon disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Any ordinary income recognized by the grantee is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the grantee. If the grantee is granted restricted stock, the grantee may make an election under Section 83(b) of the Internal Revenue Code, to recognize as ordinary income in the year that such restricted stock is granted, an amount equal to the spread between the amount paid for such shares, if any, and the fair market value on the date the restricted stock is granted. The election must be made within 30 days from the time the restricted stock is granted. If the election is made, the grantee recognizes no further income upon the vesting of the restricted stock and any gain or loss recognized upon disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock and Phantom Stock Awards, Performance Awards, Other Stock-Based Awards.  In general, a grantee does not recognize any taxable income at the time of grant of stock and phantom stock awards, performance awards and other stock-based awards assuming the awards are granted subject to restrictions resulting in a substantial risk of forfeiture. The grantee recognizes ordinary income at the time, and to the extent, cash or shares are delivered at the end of the period of restriction or performance period, as the case may be, in an amount equal to the amount of cash or fair market value of shares earned. Any gain or loss recognized upon disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Any ordinary income recognized by the grantee is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the grantee.

Disallowance of Deductions.  The Section 162(m) of the Internal Revenue Code disallows deductions by publicly held corporations for compensation in excess of $1,000,000 paid to the corporation’s chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a Compensation Committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the Compensation Committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. Under this exception, the deduction limitation does not apply to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan that limits the number of shares that may be issued to any individual and which is approved by the corporation’s stockholders. The Company may approve compensation that will not meet these requirements. To the extent compensation under the plan does not qualify as performance-based compensation, it will be subject to the deduction limit under Section 162(m).

Section 409A of the Internal Revenue Code.  To the extent applicable, it is intended that the Plan and any awards granted under the Plan comply with the requirements of section 409A of the Internal Revenue Code and any related regulations or other guidance promulgated by the U.S. Department of Treasury or the Internal Revenue Service.

New Hire Stock Incentive Plan

In September 2008, our board of directors approved the New Hire Stock Incentive Plan, or the New Hire Incentive Plan, for use in making inducement grants of stock options to new employees pursuant to the NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) as a material inducement for them to join MiddleBrook. The New Hire Incentive Plan was based upon and is substantially similar to the Plan as approved by stockholders, except that eligible recipients are limited to prospective employees of MiddleBrook, consistent with its purpose as an employment inducement tool. The board of directors initially authorized 4,500,000 shares under the New Hire Incentive Plan, and as of December 31, 2008, we had issued options to purchase 2,396,600 shares of our common stock pursuant to this plan. Accordingly, as of January 1, 2009, 2,103,400 shares remained available under the New Hire Incentive Plan. The board of directors may increase shares available under the New Hire Incentive Plan in its discretion.

This proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. For this vote, abstentions have the effect of a vote against this proposal and broker non-votes will be disregarded and will have no impact on the vote.

The Board of Directors recommends a vote FOR approval of Proposal 3.

PROPOSAL 4.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009. PricewaterhouseCoopers LLP has audited our financial statements for the fiscal years ended December 31, 2008 and 2007. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she desires to do so. The representative is expected to be available to respond to appropriate questions from stockholders. PricewaterhouseCoopers LLP currently serves as our independent registered public accounting firm.

We are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the board of directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of MiddleBrook and its stockholders.

The affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote is necessary for ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Broker non-votes are not considered shares entitled to vote on the matter and therefore will not be taken into account in determining the outcome of the vote on the matter. Abstentions are considered shares entitled to vote on the matter and therefore will have the effect of a vote against the matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL 4, THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009.

AUDIT AND NON-AUDIT FEES

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for years ended December 31, 2008 and 2007, and the fees for other services rendered by PricewaterhouseCoopers LLP during those periods.

Types of Fees	2008	2007

Audit Fees(1)	$457,105	$364,608
Audit-Related Fees(2)	39,000	—
Tax Fees(3)	—	870
All Other Fees(4)	1,500	1,500

(1)	Audit Fees — Represents the aggregate fees and expenses billed for the audit of our financial statements and the audit of our internal control over financial reporting for the year, the reviews of financial statements included in our quarterly reports on Form 10-Q, professional services performed in connection with our registration statements, and services provided in connection with statutory and regulatory filings or engagements. The increase in the basic audit fees from 2007 to 2008 is related to the timing of the receipt of invoices for the work performed during the periods.

(2)	Audit-Related Fees — These fees include professional services for accounting and SEC consultations and assistance with other transactions that are reasonably related to the audit of the Company’s annual financial statements. PricewaterhouseCoopers LLP made no such audit related billings in 2007.

(3)	Tax Fees — Includes fees and expenses billed for professional services rendered for tax compliance in connection with the review of our federal income tax return and state tax returns.

(4)	All Other Fees — Represents the cost of subscribing to an on-line library of authoritative accounting, auditing and financial reporting guidance and literature.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of our registered public accounting firm and has concluded that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Pre-Approval of Non-Audit Services

The Audit Committee has established a policy governing our use of PricewaterhouseCoopers LLP for non-audit services. Under the policy, management may use PricewaterhouseCoopers LLP for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered. During 2008 and 2007, all non-audit services were pre-approved in accordance with this policy.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in such filing.

Management is responsible for the Company’s financial statements and the financial reporting process, including internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. The Audit Committee has reviewed and discussed with management our audited financial statements for the year ended December 31, 2008, and the notes thereto. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the PCAOB in Rule 3200T. At regularly scheduled and special meetings during 2008, the Audit Committee also reviewed and discussed with both management and PricewaterhouseCoopers LLP their reports and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes Oxley Act of 2002.

The Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP pursuant to the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009.

Audit Committee

Richard W. Dugan, Chairman
R. Gordon Douglas, M.D.
William C. Pate

MANAGEMENT

Our current executive officers are as follows:

Name	Age	Position(s)

John Thievon	41	President, Chief Executive Officer and Director
David Becker	42	Executive Vice President, Chief Financial Officer
Beth A. Burnside, Ph.D.	48	Senior Vice President, Regulatory Affairs, Compliance & Strategic Planning
Susan P. Clausen, Ph.D.	44	Senior Vice President, Clinical Research & Medical Affairs
Brad Cole	41	Senior Vice President, General Counsel and Secretary
Frank Koos	47	Senior Vice President, Sales, Marketing & Business Development
Timothy L. Miller	52	Senior Vice President, Sales Operations & Administration
Donald J. Treacy, Ph.D.	39	Senior Vice President, Development & Manufacturing Operations

John Thievon has served as our President, Chief Executive Officer and a Director since September 2008. Please refer to the biography of Mr. Thievon provided under “Proposal 1. Election of Directors — Information Concerning Director Nominees,” above.

David Becker has been our Executive Vice President, Chief Financial Officer since September 2008. Prior to joining us, Mr. Becker served as an independent consultant to various healthcare companies from March 2007 to June 2008, providing them with chief financial officer and/or chief executive officer services. In addition, Mr. Becker sat on the board of directors of several of these healthcare companies. From 2000 to 2007, he served as the Chief Financial Officer and Treasurer of Adams Respiratory Therapeutics, Inc., a pharmaceutical company, and served in various other capacities with Adams over that period including Chief Financial and Administrative Officer from October 2006 to February 2007, and interim Chief Operating Officer from May 2003 to April 2004. Prior to joining Adams, Mr. Becker was a Senior Manager in the merger and acquisitions practice of Ernst & Young LLP from November 1997 to September 2000. From January 1996 to November 1997, Mr. Becker served as Controller for the Salt Lake City-based start-up company RxAmerica LLC, a pharmacy benefit management and mail-service pharmacy operation. From 1991 to 1995, he served as a financial auditor with Ernst & Young LLP. Mr. Becker began his professional career in 1990 as an audit and tax accountant for the southern California-based accounting firm of Glenn M. Gelman & Associates. Mr. Becker earned a bachelor’s degree in accounting in 1990 from the University of Southern Mississippi and is a certified public accountant and certified treasury professional.

Beth A. Burnside, Ph.D. has served as our Senior Vice President, Regulatory Affairs, Compliance & Strategic Planning since May 2008. Dr. Burnside joined us in August 2002 as Senior Director, Formulation Development, and she was promoted to Vice President, Pharmaceutical Research in August 2003 and Senior Vice President, Pharmaceutical Research in October 2007. From 1993 to 2002, Dr. Burnside was employed by Shire Laboratories Inc., a biopharmaceutical company. While at Shire she held management positions with increasing responsibilities in the pharmaceutics, pharmaceutical development and the advanced drug delivery organizations. As Vice President of the Advanced Drug Delivery division of Shire, Dr. Burnside managed the development of the division’s specialized controlled release and enhanced bioavailability oral delivery formulation and product strategy. Prior to working at Shire, Dr. Burnside gained additional experience at Johnson & Johnson from 1991 to 1992 and at Schering-Plough Research from 1989 to 1991. She received a B.S. in chemistry/mathematics from Muhlenberg College in Allentown, Pennsylvania and an M.S. in organic chemistry and a Ph.D. in physical-organic chemistry from Drexel University.

Susan P. Clausen, Ph.D. has served as our Senior Vice President, Clinical Research and Medical Affairs since September 2008. Dr. Clausen joined us as Senior Director, Clinical Research in September 2003 and was promoted to Vice President, Clinical Research and Regulatory Affairs in December 2004. From 1994 to 2003, Dr. Clausen

was employed at Shire Pharmaceutical Development, a biopharmaceutical company. While at Shire, she held management positions with increasing responsibilities in the biopharmaceutical and clinical research organizations. As the senior director of clinical research, Dr. Clausen was responsible for clinical development programs in various therapeutic areas including central nervous system, oncology, virology and gastrointestinal disorders. Prior to working at Shire, Dr. Clausen gained additional experience at TSI/ Mason Research Laboratories and at Harvard Medical School as a post-doctoral research fellow. She received a B.S. (Hons) in Chemistry from University College, Dublin, Ireland, an M.S. in Forensic Science from Strathclyde University, Glasgow, Scotland and a Ph.D. in Forensic Toxicology from the University of Illinois at Chicago.

Brad Cole has served as our Senior Vice President, General Counsel and Secretary since September 2008. He was the Associate General Counsel and Assistant Secretary at Adams Respiratory Therapeutics, Inc., a pharmaceutical company, from August 2004 to July 2008. From August 1999 to July 2004, he was with the law firm of Holland & Knight LLP, in the firm’s Tampa office and focused on corporate, securities and M&A matters. He began his career in the financial services industry and worked at several financial institutions from 1991 to 1994. Mr. Cole earned a bachelor’s degree from the University of Miami in 1990; his Juris Doctorate, cum laude, from Thomas M. Cooley Law School in 1998; and a Masters of Laws in Securities and Financial Regulations, with honors, from the Georgetown University Law Center, in May 1999.

Frank L. Koos has served as our Senior Vice President, Sales, Marketing and Business Development since November 2008. Prior to joining us, Frank served as Vice President, Professional Sales for Reckitt Benckiser Group PLC (formerly Adams Respiratory Therapeutics, Inc.), a chemical and pharmaceutical company, from September 2004 to October 2008. From 1999 to 2004, he served as the Vice President Sales for PharMetrics, Inc., a pharmaceutical market research company, and from 1992 to 1999 Mr. Koos held various positions, including Group Director, Sales and Service at IMS Health Incorporated, a pharmaceutical market research company. Mr. Koos started his career as a Sales Representative and a Sales Trainer for the Ortho Pharmaceutical division of Johnson & Johnson, and he served as a Lieutenant in the United States Army. Mr. Koos received his Bachelor of Arts Degree from Lehigh University.

Timothy L. Miller has served as our Senior Vice President, Sales Operations and Administration since September 2008. Prior to joining us, Mr. Miller served as the Vice President Sales Operations & Training at Adams Respiratory Therapeutics, Inc., a pharmaceutical company, from September 2004 to July 2008. From 1986 to 2004, he held various positions at Aventis Pharmaceuticals, a pharmaceutical company, and its legacy companies, including Hoechst Marion Roussel, Marion Merrell Dow, and Marion Labs. Mr. Miller’s positions at Aventis and its legacy companies included Financial Analyst, Manager Commercial Financial Services, Regional Business Manager, Senior Manager Sales Information & Incentives, and Director Sales Operations. Mr. Miller graduated from Emporia State University in 1978 earning a Bachelor of Science in Business, with a concentration in accounting. He received his Master in Business Administration in 1983, with a concentration in finance, from Rockhurst University, a Jesuit institution in Kansas City.

Donald J. Treacy, Ph.D. has served as our Senior Vice President, Development and Manufacturing Operations since March 2008. Dr. Treacy joined us in March 2000 as Director of Analytical Research and Development, was promoted to senior director in March 2002, to Vice President, Analysis and Pharmaceutical Quality in January 2004, and to Senior Vice President, Pharmaceutical Development and Quality in October 2007. From 1993 to 2000, Dr. Treacy managed an analytical sciences group at Shire Laboratories Inc., a biopharmaceutical company. During his career, he held positions of increasing responsibility in the areas of analytical development, stability, preformulation, and chemistry portions of INDs, NDAs and NDA supplements, as well as FDA inspections. Prior to his career at Shire, Dr. Treacy was engaged in research at the National Cancer Institute. Dr. Treacy received a bachelor’s degree in chemistry from Roanoke College and his Ph.D. in analytical chemistry from the University of Maryland.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 31, 2009, regarding the beneficial ownership of our common stock by:

•	Each person, or group of affiliated persons, known to us to own beneficially more than 5% of our outstanding common stock;

•	Each of our directors and nominees for director;

•	Each of our named executive officers; and

•	All of our directors and executive officers as a group.

Except as indicated by footnote, and except for community property laws where applicable, we believe, based on information provided to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 86,440,194 shares of common stock deemed outstanding as of March 31, 2009.

	Shares
	Beneficially Owned
Beneficial Owner(1)	Number(2)	Percent

Five Percent Stockholders:
EGI-MBRK, L.L.C.(3)	42,424,242	43.04%
HealthCare Ventures group(4)	13,111,832	14.95
Rho Ventures group(5)	6,896,475	7.80
Tang Capital Partners, L.P.(6)	6,533,334	7.36
Directors and Named Executive Officers:
Lord James Blyth(7)	5,833	*
James H. Cavanaugh, Ph.D.(8)	13,232,239	15.07
R. Gordon Douglas, M.D.(9)	213,287	*
Richard W. Dugan(10)	133,386	*
Wayne T. Hockmeyer, Ph.D.(11)	139,314	*
William C. Pate(12)	6,667	*
Mark R. Sotir(13)	6,667	*
Martin A. Vogelbaum(14)	6,209,518	7.02
Harold R. Werner(15)	13,232,238	15.07
John Thievon(16)	133,200	*
David Becker(17)	133,200	*
Beth A. Burnside, Ph.D.(18)	246,471	*
Susan P. Clausen, Ph.D.(19)	208,291	*
Donald J. Treacy, Ph.D.(20)	223,212	*
Robert C. Low(21)	237,440	*
Edward M. Rudnic, Ph.D.(22)	1,025,409	1.17
Robert W. Bannon, CFA(23)	110,789	*
Darren W. Buchwald(24)	131,754	*
Directors and current executive officers as a group (17 persons)(25)	21,054,191	23.14

*	Less than 1%

(1)	Unless otherwise indicated, the address of each stockholder is c/o MiddleBrook Pharmaceuticals, Inc., 7 Village Circle, Suite 100 Westlake, Texas 76262, or 20425 Seneca Meadows Parkway, Germantown, Maryland 20876.

(2)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act and generally includes voting and investment power with respect to securities, subject to community property laws, where applicable.

(3)	Includes: (i) 30,303,030 shares of common stock owned by EGI-MBRK, L.L.C., and (ii) 12,121,212 shares of common stock issuable upon the exercise of a warrant held by EGI-MBRK, L.L.C. that are currently exercisable. The following entities share the power to vote or dispose of the shares held by EGI-MBRK, L.L.C.: EGI-Fund (08-10) Investors, L.L.C. (“Fund (08-10)”), which is the managing member of EGI-MBRK, L.L.C.; SZ Investments, L.L.C. (“SZI”), which is the managing member of Fund (08-10); and Chai Trust Company, LLC (“Trustee”), which is the trustee of the trusts (the “Trusts”) which indirectly own SZI. The Trusts were established for the benefit of Samuel Zell and members of his family. Samuel Zell is neither an officer nor a director of the Trustee. The members of the board of managers of Trustee are Bert Cohen, JoAnn Zell Gillis, Kellie Zell Harper, Robert Levin, Donald J. Liebentritt, Leah Zell Wagner and Matthew Zell. The address of EGI-MBRK, L.L.C. is c/o Equity Group Investments, L.L.C. 2 N. Riverside Plaza, Chicago, Illinois 60606.

(4)	Includes: (i) 3,629,973 shares of common stock owned by HealthCare Ventures V, L.P.; (ii) 6,215,389 shares of common stock owned and 512,177 shares of common stock issuable upon exercise of warrants by HealthCare Ventures VI, L.P.; and (iii) 1,975,892 shares of common stock owned and 778,401 shares of common stock issuable upon exercise of warrants by HealthCare Ventures VII, L.P. The address for the HealthCare Ventures entities is 44 Nassau Street, Princeton, New Jersey 08542.

(5)	Includes: (i) 4,330,391 shares of common stock owned and 1,955,276 shares of common stock issuable upon exercise of warrants held by funds managed by Rho Ventures; (ii) 607,374 shares of common stock owned or managed by Joshua Ruch by reason of his control over certain entities as well as a trusteeship of a family trust; and (iii) 1,717 shares owned by each of Habib Kairouz and Mark Leschly. Each of the aforementioned entities and persons disclaims beneficial ownership of the securities listed above except to the extent of their pecuniary interest therein. The address of Rho Ventures is Carnegie Hall Tower, 152 W. 57th Street, 23rd Floor, New York, NY 10019.

(6)	Based on a Form S-3 filed on February 1, 2008, the number of shares includes 4,191,667 shares of Common Stock owned and 2,341,667 shares of Common Stock issuable upon exercise of warrants by Tang Capital Partners, LP. The address for Tang Capital Partners, LP is 4401 Eastgate Mall, San Diego, CA 92121.

(7)	Includes 5,833 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009.

(8)	Dr. Cavanaugh is a general partner of HealthCare Partners V, L.P., HealthCare Partners VI, L.P. and HealthCare Partners VII, L.P., which are the general partners of HealthCare Ventures V, L.P., HealthCare Ventures VI, L.P. and HealthCare Partners VII, L.P., respectively. In such capacity he may be deemed to share voting and investment power with respect to 3,629,973 shares beneficially owned by HealthCare Ventures V, L.P., 6,727,566 shares beneficially owned by HealthCare Ventures VI, L.P. and 2,754,293 shares beneficially owned by HealthCare Ventures VII, L.P., each of which is a venture capital investment affiliate of HealthCare Ventures LLC. Dr. Cavanaugh disclaims beneficial ownership of the shares owned by these funds, except to the extent of his proportionate pecuniary interest therein. Dr. Cavanaugh’s beneficially owned shares also include 78,333 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009. Dr. Cavanaugh’s address is c/o HealthCare Ventures LLC, 44 Nassau Street, Princeton, New Jersey 08542.

(9)	Includes 163,017 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009.

(10)	Includes 128,386 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009.

(11)	Includes 125,654 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009.

(12)	Includes 6,667 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009.

(13)	Includes 6,667 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009.

(14)	Mr. Vogelbaum is a member of the general partner of Rho Ventures V, L.P. and a member of the managing member of Rho Ventures V Affiliates, L.L.C. The number of shares includes 3,874,863 shares of Common Stock and warrants to purchase 1,797,459 shares of Common Stock owned by Rho Ventures V, L.P. and 340,212 shares of Common Stock and warrants to purchase 157,817 shares of Common Stock owned by Rho Ventures V Affiliates, L.L.C. Mr. Vogelbaum disclaims beneficial ownership of the shares owned by Rho Ventures V, L.P. and Rho Ventures V Affiliates, L.L.C. except to the extent of his proportionate pecuniary interest therein. Also includes 39,167 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009. Mr. Vogelbaum’s address is c/o Rho Ventures, Carnegie Hall Tower, 152 W. 57th Street, 23rd Floor, New York, New York 10019.

(15)	Mr. Werner is a general partner of HealthCare Partners V, L.P., HealthCare Partners VI, L.P. and HealthCare Partners VII, L.P., which are the general partners of HealthCare Ventures V, L.P., HealthCare Ventures VI, L.P. and HealthCare Partners VII, L.P., respectively. In such capacity he may be deemed to share voting and investment power with respect to 3,629,973 shares beneficially owned by HealthCare Ventures V, L.P., 6,727,566 shares beneficially owned by HealthCare Ventures VI, L.P. and 2,754,293 shares beneficially owned by HealthCare Ventures VII, L.P., each of which is a venture capital investment affiliate of Healthcare Ventures LLC. Mr. Werner disclaims beneficial ownership of the shares owned by these funds, except to the extent of his proportionate pecuniary interest therein. Mr. Werner’s beneficially owned shares also include 13,523 shares held by the Werner Family Investment Limited Partnership and 78,333 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009. Mr. Werner’s address is c/o HealthCare Ventures LLC, 44 Nassau Street, Princeton, New Jersey 08542.

(16)	Includes 33,200 shares held by Thievon-Becker LLC.

(17)	Includes 33,200 shares held by Thievon-Becker LLC.

(18)	Includes 246,471 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009.

(19)	Includes 208,291 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009.

(20)	Includes 219,114 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009.

(21)	Mr. Low’s employment with us was terminated effective September 4, 2008. Includes 202,350 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009.

(22)	Dr. Rudnic’s employment with us was terminated effective September 4, 2008. Includes 969,109 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009.

(23)	Mr. Bannon’s employment with us was terminated effective November 15, 2008. Includes 109,920 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009.

(24)	Mr. Buchwald’s employment with us was terminated effective September 8, 2008. Includes 129,754 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009.

(25)	Includes 13,111,832 shares beneficially owned by HealthCare Ventures group that are attributed to Dr. Cavanaugh and Mr. Werner and 6,170,351 shares beneficially owned by Rho Ventures group that are attributed to Mr. Vogelbaum. Also includes 1,305,933 shares subject to stock options currently exercisable or exercisable within 60 days of March 31, 2009.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes how our compensation program is designed and how it operates with respect to the following individuals, whom we refer to as our named executive officers:

•	our current President and Chief Executive Officer, John Thievon (“current CEO”);

•	our former President and Chief Executive Officer, Edward M. Rudnic, Ph.D. (“former CEO”);

•	our current Executive Vice President, Chief Financial Officer, David Becker (“current CFO”);

•	our former Vice President, Finance, Chief Financial Officer and Treasurer, Robert C. Low, CPA (“former CFO”);

•	our three other most highly paid executives:

•	Beth A. Burnside, Ph.D., Senior Vice President, Regulatory Affairs, Compliance & Strategic Planning;

•	Susan P. Clausen, Ph.D., Senior Vice President, Clinical Research & Medical Affairs;

•	Donald P. Treacy, Ph.D., Senior Vice President, Development & Manufacturing;

•	two additional executive officers whose employment terminated prior to the end of our fiscal year:

•	Robert W. Bannon, CFA, former Vice President, Investor Relations and Corporate Communications; and

•	Darren W. Buchwald, former Vice President, Commercial Development, Sales and Marketing.

As a result of the closing of a significant financing in September 2008, our CD&A first describes the impact the transaction had on our management team and executive compensation. Our CD&A then describes our executive compensation philosophy and how we design our compensation program, with a discussion focusing on the main components of our compensation program. We then describe the process for the determination of the compensation of our named executive officers in 2008, our incentive compensation targets for 2009 and several of our key executive compensation policies. In a subsequent section, we set forth in a series of tables specific information about the compensation for our named executive officers in 2008.

EGI Transaction

On July 1, 2008, we entered into a securities purchase agreement with EGI-MBRK, L.L.C. (“EGI”), an affiliate of Equity Group Investments, L.L.C., pursuant to which we agreed to sell, and EGI agreed to purchase, 30,303,030 shares of our common stock, and a warrant to purchase an aggregate of 12,121,212 shares of our common stock for an aggregate purchase price of $100 million (the “EGI Transaction”). As a condition to the closing of the EGI Transaction on September 4, 2008, Mr. John Thievon replaced Dr. Edward M. Rudnic as the Company’s President and Chief Executive Officer and Mr. David Becker replaced Mr. Robert C. Low as the Company’s Chief Financial Officer.

Messrs. Thievon and Becker commenced full-time employment with the Company, and Dr. Rudnic and Mr. Low terminated employment with the Company, coincident with the completion of the EGI Transaction. Pursuant to the terms of their employment agreements, Dr. Rudnic and Mr. Low received severance payments in the amount of $1,056,785 and $326,598, respectively. In addition, two other members of our management team, Mr. Robert W. Bannon and Mr. Darren W. Buchwald, also terminated employment with the Company in connection with the EGI Transaction. Pursuant to the terms of their employment contracts, Mr. Bannon and Mr. Buchwald received severance payments of $288,414 and $270,486, respectively.

Upon the closing of the EGI transaction, we entered into a consulting agreement with each of Dr. Rudnic and Mr. Low. Under the terms of the consulting agreements, we agreed to pay Dr. Rudnic and Mr. Low for certain services to be provided to the Company over the term of the agreements. Dr. Rudnic was also granted an option to purchase 100,000 shares of our common stock pursuant to his consulting agreement. In addition, we agreed to extend the vesting of various stock options held by Dr. Rudnic and Mr. Low. For more information regarding the terms of the consulting agreements, see “Certain Relationships and Related Transactions — Rudnic Consulting Agreement” and “Certain Relationships and Related Transactions — Low Consulting Agreement.”

We entered into employment agreements with Mr. Thievon and Mr. Becker on July 1, 2008, to become effective upon completion of the EGI Transaction. The terms of those agreements are described elsewhere in this proxy statement. In order to assist our Compensation Committee in determining appropriate compensation for Messrs. Thievon and Becker, the Compensation Committee retained Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”), an independent compensation consultant. In addition, in order to obtain the services of Messrs. Thievon and Becker while the EGI Transaction was pending, on July 1, 2008, we entered into a consulting agreement with each Mr. Thievon and Mr. Becker. The consulting agreements with Mr. Thievon and Mr. Becker terminated upon the completion of the EGI transaction on September 4, 2008.

Executive Compensation Philosophy

Our compensation philosophy is designed to:

•	promote the Company’s ability to successfully attract and retain highly qualified and motivated executives;

•	to provide compensation levels and programs that are competitive with comparably sized pharmaceutical and biotechnology companies across the U.S.;

•	to align the interests of executives with stockholders; and

•	to reward executives with incentives that are closely linked to a balance of the Company’s short- and long-term performance goals.

Our executive compensation philosophy is based on two core elements: to pay for performance and to provide a competitive compensation package.

Pay for performance:  We structure our compensation program to align the interests of our executives with the interests of our stockholders. We believe that an employee’s compensation should be tied directly to helping us achieve our mission and deliver value to our stockholders. Therefore, a significant part of each executive’s pay depends on his or her individual performance against key objectives. The Compensation Committee (or the full Board in the case of our CEO) assesses the individual performance of each executive in making compensation decisions related to cash bonuses and equity awards. The assessment of individual performance is inherently subjective. Essentially, the Compensation Committee (or the Board in the case of our CEO) assesses how well an executive fulfilled his or her obligations in the past year. This assessment includes consideration of how well the operations or functions for which an executive is responsible performed during the year. One factor that the Compensation Committee (or the Board in the case of our CEO) evaluates in making assessments of individual performance is how well an executive performed against the performance goals set for such executive for the relevant year. Performance goals for each named executive officer typically include such areas as: financial performance, organizational development/human resources, corporate strategy/business development, innovation/R&D, quality/regulatory, operational excellence, board relations/governance, investor relations and leadership.

Competitive compensation:  We believe that a competitive compensation program is an important tool to help attract and retain talented employees capable of leading our business in the highly complex and competitive environment in which we operate. We aim to pay our executives at approximately the median level of pay of our peer group when targeted levels of performance are achieved. By providing compensation that is competitive with our peer companies, we believe we can reduce the risk that our executives will be successfully recruited by other companies.

Compensation Program Design and Process

This section describes how we determine the design of our executive compensation program. We believe our executive compensation program is reasonable and appropriate because it is aligned with our business goals to deliver value to our stockholders.

Compensation Committee

The Compensation Committee is responsible for providing oversight of our executive compensation program for the named executive officers as well as other members of our senior management. The Compensation Committee reviews and evaluates the executive compensation program on an annual basis to ensure that the program is aligned with our compensation philosophy.

Role of Compensation Consultant

The Compensation Committee periodically retains an independent compensation consulting firm to provide advisory services. Towers Perrin assisted the Compensation Committee by providing the following services in 2008:

•	Provided competitive benchmarking and market data analysis, including data used for reviewing the compensation of our CEO, CFO and other named executive officers;

•	Reviewed and advised on certain materials provided to the Compensation Committee for discussion and approval; and

•	Attended telephonically certain of the Compensation Committee’s meetings in 2008.

Towers Perrin was also retained prior to the EGI Transaction to provide the Compensation Committee competitive benchmarking and market data analysis for assistance in determining the compensation of Messrs. Thievon and Becker.

The members of the Towers Perrin team providing advice to the Compensation Committee do not provide any other services to our Company. Towers Perrin follows internal guidelines and practices to guard against any conflict of interest and to ensure the objectivity of their advice.

Role of Company Management

The CEO makes recommendations to the Compensation Committee concerning the compensation of the other named executive officers and other senior management. In addition, the CEO is involved in setting the business goals that are used as the performance goals for the bonus incentive plan, subject to Compensation Committee approval. The CEO works closely with the Compensation Committee to ensure that the Compensation Committee is provided with the appropriate information to make its decisions, to propose recommendations for Compensation Committee consideration and to communicate those decisions to management for implementation.

Benchmarking and Use of Peer Group Data

Our executive compensation program seeks to provide total compensation at the median of the pay levels of executives with similar roles at comparable companies when targeted levels of performance are achieved. Use of survey data from MiddleBrook’s peers plays a significant role in the structure of the compensation program as it is a primary input in setting target levels for base salaries, cash bonuses and equity awards and helps us to ensure that the compensation is market competitive in order to retain and attract talent.

The Company participates in compensation surveys conducted by Radford Surveys (a part of Aon Consulting) each year. The Company has access to the resulting Radford reports, which are specific to the pharmaceutical and biotech industry, which provide data on salaries, bonuses, and option grants, for specific job positions. The Company utilizes this information when reviewing the salaries for all of its employees including the named executive officers.

As indicated above, the Compensation Committee has, in certain years, retained Towers Perrin, an independent consulting firm, to conduct a study of peer companies for the purpose of reviewing the compensation levels of our executive officers, including the named executive officers. We use data from companies that the Compensation Committee has selected as comparable companies to help identify a reasonable starting point for base salaries, cash bonuses and equity awards and then analyze company and individual performance to determine whether it is appropriate to move away from this baseline. Peer group data also plays a role in what non-cash compensation is paid to the named executive officers as the market data we obtained regarding companies in our peer group helps determine what types and amounts of non-cash compensation are appropriate for competitive purposes. MiddleBrook’s use of peer group data is consistent among the named executive officers in that the baseline (i.e., percentile target) that is set for an element of compensation applies to all officers regardless of position.

Early in 2008, the Compensation Committee retained Towers Perrin to conduct a competitive benchmarking analysis on compensation for 2008. The report compared our executive compensation with that of a sample of biotech companies that generally meet some or all of the following criteria: market capitalization of $100 million to $250 million, with between 50 and 200 employees (including near-commercial and commercial companies), that have been public for more than two years. This group of peer companies (the “February Peer Group”) was composed of the following 27 companies:

Depomed Inc.	CollaGenex Pharmaceuticals Inc.	ISTA Pharmaceuticals Inc.	ImmunoGen Inc.	Vivus Inc
Tercica Inc.	Cerus Corp.	Trimeris Inc.	Anadys Pharmaceuticals Inc.	GenVec Inc.
GTx Inc.	Acadia Pharmaceuticals Inc.	Rigel Pharmaceuticals Inc.	Vical Inc.	Immunomedics Inc.
AVI BioPharma Inc.	Novavax Inc.	Discovery Laboratories Inc.	Genitope Corp.	Pozen Inc.*
BioCryst Pharmaceuticals Inc.*	Columbia Laboratories Inc.*	Barrier Therapeutics Inc.*	EPIX Pharmaceuticals Inc.*	Antigenics Inc.*
Panacos Pharmaceuticals Inc.*	StemCells Inc.*

The companies noted with a * were added in 2008 to the peer group used in 2007 to reflect the updated benchmark criteria. The following companies were removed in 2008 from the peer group used in 2007: Indevus Pharmaceuticals, Momenta Pharmaceuticals, CoTherix Inc., Idenix Pharmaceuticals, Durect Corporation, Renovis, Array BioPharma, Genta, Avant Immunotherapeutics, and Diversa.

When evaluating the compensation for the incoming CEO and CFO in connection with the EGI Transaction in the summer of 2008, the criteria for the peer group was updated to include commercial biotechnology companies that had a market capitalization between $200 million and $1 billion, with revenues between $25 million and $300 million, and at least one marketed product with a majority of revenues coming from the company’s own commercial organization. This group of peer companies (the “July Peer Group”) was composed of the following 12 companies:

Alkermes Inc.	Cubist Pharmaceuticals Inc.	Acorda Therapeutics Inc.	ViroPharma Incorporated
InterMune Inc.	CV Therapeutics Inc.	Vivus Inc.	Pozen Inc.
Enzon Pharmaceuticals Inc.	Durect Corporation	Omrix Biopharmaceuticals Inc.	Noven Pharmaceutials Inc.

Elements of Executive Compensation in 2008

The main components of our executive compensation program are:

•	Base salary;

•	Annual cash incentive bonus; and

•	Long-term incentives — equity awards.

We do not provide a retirement program to our employees. Below we explain how the amounts for each executive compensation element are determined.

Base Salaries

Base salaries are paid in order to provide a fixed component of compensation for the named executive officers. For 2008, base salary target levels for all named executive officers, except our current CFO, were set within a range that is competitive with the 50 th percentile of salaries paid to comparable officers at companies in our peer group. The Compensation Committee selected the 50 th percentile as the positioning for base salaries because, as they are the only fixed component of compensation, they are less appropriately used to motivate performance and thus, the Compensation Committee determined to set them at a reasonably competitive mid-point.

The Compensation Committee sets actual individual base salaries higher or lower than targeted base salaries for any reason that the Compensation Committee deems relevant. Factors that the Compensation Committee may consider relevant for adjusting the targeted base salaries include how long an officer has been at the Company and in his or her current role, the impact of his or her position on the Company’s results and how such officer’s role fits within the hierarchy of the organization.

At the Compensation Committee meeting of February 13, 2008, the committee established the base salaries of the named executive officers (other than our current CEO and current CFO, who joined us later in the year, and our former CEO). For each of these officers, the Compensation Committee concluded that the existing base salary was generally in line with the 50 th percentile of salaries paid to comparable officers at companies in our February Peer Group, with the exception of an adjustment for inflation. Accordingly, base salaries for each of these officers were increased in 2008 by a cost of living adjustment, which was 4.0 percent. At the Board of Directors meeting held on February 13, 2008, the Board concluded that the existing base salary for our former CEO was generally in line with the 50th percentile of salaries paid to comparable officers at companies in our February Peer Group, and made a similar cost of living adjustment. The new salaries became effective March 1, 2008.

Pursuant to his employment agreement, Mr. Thievon’s base salary was set at an annual rate of $500,000. The Board of Directors concluded that this base salary was generally in line with the 50th percentile of salaries paid to CEOs at companies in our July Peer Group. Pursuant to his employment agreement, Mr. Becker’s base salary was set at an annual rate of $400,000. The Compensation Committee concluded that while this base salary was higher than the salaries generally paid to CFOs at companies in the July Peer Group, it was appropriate in light of Mr. Becker’s background and experience.

In September 2008, Susan P. Clausen was promoted from Vice President — Clinical Research and Regulatory Affairs to Senior Vice President — Clinical Research and Medical Affairs. Dr. Clausen’s salary was modified so that it would be comparable to her peers within the Company.

Annual Cash Incentive Bonuses

Cash incentive bonuses are intended to reward Company and individual performance by providing officers with an opportunity to receive additional cash compensation based on both the Company’s performance relative to the financial targets described above and the Compensation Committee’s assessment of how well an officer performed his or her role during the applicable year.

Target Setting for 2008

Target bonus levels and benchmarking.  For 2008, cash bonus targets, expressed as a percentage of base salary, for all named executive officers were set within a range that is competitive with the 50th percentile of cash bonuses paid to comparable officers at companies in the February Peer Group. The Compensation Committee has the discretion to adjust each officer’s target as it deems appropriate. Potential reasons for adjusting cash bonus targets include how long an officer has been in his or her current role, how the officer’s role fits within the hierarchy of the organization, the impact of his or her position on the Company’s results and how the officer’s base salary, upon which the bonus is based, has increased historically. The February Peer Group data suggested that the targets would maintain cash compensation within the broad middle range of expected competitive pay given median peer performance, so no adjustments were necessary. The 2008 targets for the positions held by the named executive officers were as follows:

Former CEO: 50% of base salary
Senior Vice Presidents: 30% of base salary
Vice Presidents: 25% of base salary

Pursuant to their employment agreements, the target amounts for our current CEO’s and current CFO’s annual cash bonuses were as follows:

Current CEO: 55% of base salary
Current CFO: 45% of base salary

The Board of Directors concluded based on the July Peer Group data that these bonus targets were generally in line with the 50 th percentile of bonus targets of comparable officers at companies in our July Peer Group.

Elements of Bonus.  Each cash bonus target consists of two elements: A Company performance element and an individual performance element. For the named executive officers, the weighting of these elements for each position is as follows:

CEO: 100% Company performance, zero percent individual performance
Senior Vice Presidents: 66% Company performance, 34% individual performance
Vice Presidents: 50% Company performance, 50% individual performance

Performance Goals for 2008.  The Company’s focus in early 2008 was to pursue a process to develop and evaluate various strategic alternatives to enhance stockholder value.

Determination of Actual Cash Bonus Payouts for 2008

Achievement of Performance Goals.  On September 4, 2008, the Company closed the EGI Transaction and completed its strategic process. As a result, the Company’s strategic focus shifted to developing its commercial operations, building a sales force and launching Moxatag. The Compensation Committee therefore determined to develop a new bonus plan with targets aligned with the Company’s new strategic focus and to cut off the performance period and pay out, on a pro rata basis, bonuses under the prior bonus plan, all effective September 30, 2008.

Actual Bonus Levels.  On September 30, 2008, the Company paid partial bonuses to certain members of our management based on the targets in the plan, pro rated for the nine-month rather than twelve-month performance period. Specifically, the cash bonuses for Dr. Burnside, Dr. Treacy, and Dr. Clausen were adjusted downward to 50% of target and pro rated for the nine-month period for which bonuses were being paid. Dr. Rudnic, Mr. Low, Mr. Bannon and Mr. Buchwald were paid 100% of their pro-rated bonuses at the time of their termination, as provided for in their employment agreements. In addition, no bonuses were paid to Mr. Thievon and Mr. Becker.

Target Setting for October 2008 through December 2009

As a result of the achievement of the Company’s corporate goal for 2008 through the EGI Transaction and the resulting shift in our strategic focus, the Compensation Committee determined that it was in the best interest of the Company to establish a new bonus program for the remainder of fiscal year 2008 through the end of fiscal year 2009.

Target bonus levels and benchmarking.  For the period from October 2008 through December 2009, cash bonus targets, expressed as a percentage of base salary, for all named executive officers (except our current CEO and current CFO) were set to remain in line with the cash bonus targets of the previous year. For the same period, the cash bonus targets, expressed as a percentage of base salary, for our current CEO and CFO were set within a range that is competitive with the 50th percentile of cash bonuses paid to comparable officers at companies in the July Peer Group. The Compensation Committee has the discretion to adjust each officer’s target as it deems appropriate. Potential reasons for adjusting cash bonus targets include how long an officer has been in his or her current role, how the officer’s role fits within the hierarchy of the organization, the impact of his or her position on the Company’s results and how the officer’s base salary, upon which the bonus is based, has increased historically. The 2009 targets for the positions held by the named executive officers are as follows:

CEO: 55% of base salary
CFO: 45% of base salary
Senior Vice Presidents: 30% of base salary

Elements of Bonus.  Each cash bonus target consists of two elements, a Company performance element and an individual performance element. For the named executive officers, the weighting of these elements for each position is as follows:

CEO: 100% Company performance, zero percent individual performance
CFO: 100% Company performance, zero percent individual performance
Senior Vice Presidents: 85% Company performance, 15% individual performance

Performance Goals.  In December 2008, the Compensation Committee recommended and the board approved the following four corporate goals and the relative weighting of each goal for the purpose of awarding incentive compensation at the end of 2009 as indicated below.

Goal #1: Moxatag	•	Achieve monthly market share of a specified amount	Relative Weight: 60%
	•	Gross consumption sales in excess of a specified amount
Goal #2: Net Sales	•	Combined Moxatagtm and Keflex® net factory sales of a specified amount	Relative Weight: 10%
Goal #3: Working Capital	•	Working Capital Balance in excess of a specified amount	Relative Weight: 25%
Goal #4: R&D	•	Achievement of specified R&D milestones	Relative Weight: 5%

The bonus program for October 2008 through December 2009 has various payout levels depending on our performance against the goals. If the corporate goals are achieved, the payout is based on a sliding scale. If we achieve 90% of our goal, 90% of the amount attributable to the goal will be funded. The amount funded increases proportionally up to a maximum of 200% of the amount associated with the goal, upon reaching 200% of target. The board has set a minimum achievement of 90% of the goal in order to fund any bonus amount for the performance goal, although it may, in its discretion, adjust the payout levels. We believe that in order to achieve an overall competitive pay program, including salary plus incentives, we need to allow for above target incentives for achieving our goals. We feel that this type of structure motivates executives to challenge their teams to not only meet but exceed goals that add value to our stockholders.

Long Term Incentives — Equity Awards

Equity awards have the potential to be a significant component of each named executive officer’s compensation package. We emphasize equity awards to motivate our named executive officers to drive the long-term performance of the Company and to align their interests with those of our stockholders. We believe this emphasis is appropriate as these officers have the greatest role in establishing the Company’s direction and should have a significant proportion of their compensation aligned with the long-term interests of stockholders.

Structure of Equity Compensation Program

The Compensation Committee utilizes stock options as an annual grant to recognize that it is in the best interest of the Company to provide a certain amount of equity to officers that will vest as long as the officer continues to serve at MiddleBrook, and will only have value as long as MiddleBrook’s market value increases from the date of grant. For 2008, stock option awards, expressed as a percentage of base salary, for our named executive officers, except for our current CEO and current CFO, were set within a range that is competitive with the 50th percentile of equity awards granted to comparable officers at companies in the February Peer Group. The annual stock option awards for our current CEO and current CFO, expressed as a percentage of common shares outstanding, were established by their employment agreements and set within a range that is competitive with the 50th to 75th percentile of equity awards granted to comparable officers at companies in the July Peer Group. The Compensation Committee has the discretion to adjust each officer’s award as it deems appropriate. Potential reasons for adjusting stock option awards include how long an officer has been in his or her current role, how the officer’s role fits within the hierarchy of the organization, the impact of his or her position on the Company’s results and how the officer’s stock options awards have increased historically.

2008 Equity Grants

In order to determine the size of equity grants to be awarded to each named executive officer during the 2008 annual grant process, the Compensation Committee reviewed market data on how much equity similarly situated officers were receiving at companies in the February Peer Group. This review focused on how much equity should be granted to each officer in order to be competitive with the 50th percentile of equity awards provided to officers at companies in the February Peer Group. The Compensation Committee approved stock option grants to the named executive officers, other than our former CEO, our current CEO, and current CFO, on February 13, 2008, including 60,000 options to Mr. Low, 80,000 options to Dr. Burnside, 50,000 to Dr. Clausen, and 75,000 options to Dr. Treacy. On February 13, 2008, the Board of Directors approved, upon recommendation from the Compensation Committee, a grant of 200,000 options to Dr. Rudnic. In determining the actual amounts of the grants, the Compensation Committee (or the Board in the case of Dr. Rudnic) used its discretion to determine each named executive officer’s 2008 option grant.

As provided in the Company’s employment agreement with Mr. Thievon, on September 5, 2008, immediately following the commencement of his employment, the Company granted Mr. Thievon options to purchase 2,518,819 shares of common stock, an amount equal to 2.25% of all the then issued and outstanding common stock plus shares of common stock underlying all the then issued and outstanding warrants of the Company calculated immediately following the closing of the EGI transaction. The options vest over four years, with 25% of such options vesting at the first anniversary of the commencement of Mr. Thievon’s employment and an additional 2.0833% of such options vesting at the end of each month thereafter for a period of 36 months. Pursuant to his employment agreement, Mr. Thievon is also eligible to receive awards under the equity-based incentive compensation plans adopted by the Company for which senior executives are generally eligible. The specific amount, terms and conditions of any such future award, if any, shall be determined in the sole discretion of the Company, but with an annual target numbering between 0.2% and 0.3% of the common stock of the Company plus shares of common stock underlying issued and outstanding warrants calculated at the time of the award.

As provided in the Company’s employment agreement with Mr. Becker, on September 5, 2008, immediately following the commencement of his employment, the Company granted Mr. Becker options to purchase 1,959,082 shares of common stock, an amount equal to 1.75% of all issued and outstanding common stock plus shares of common stock underlying all issued and outstanding warrants of the Company calculated immediately following the closing of the EGI transaction. The options vest over four years, with 25% of such options vesting at the first anniversary of the commencement of Mr. Becker’s employment and an additional 2.0833% of such options vesting at the end of each month thereafter for a period of 36 months. Pursuant to his employment agreement, Mr. Becker is also eligible to receive awards under the equity-based incentive compensation plans adopted by the Company for which senior executives are generally eligible. The specific amount, terms and conditions of any such future award, if any, shall be determined in the sole discretion of the Company, but with an annual target numbering between 0.15% and 0.25% of the common stock of the Company plus shares of common stock underlying issued and outstanding warrants calculated at the time of the award.

On September 10, 2008, in recognition of the important role they are expected to play in connection with the future development of our product candidates, the Board of Directors approved the grant of an additional 216,000 stock options to each of Dr. Burnside, Dr. Clausen and Dr. Treacy.

Other Elements of Compensation

Severance and change in control benefits

The Company has adopted a change-in-control severance pay program for nearly all employees of the Company, including the named executive officers. The program is intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control of the Company. In addition, for executives, the program is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment. Because this program is guided by different objectives than the regular compensation program, decisions made under this program do not affect the regular compensation program.

Although there are some differences in benefit levels depending on the employee’s job level and seniority, the basic elements of the program for severance benefits in connection with a change in control are comparable for all employees:

•	Double trigger. Unlike “single trigger” plans that pay out immediately upon a change in control, the MiddleBrook program generally requires a “double trigger” — a change in control followed by an involuntary or constructive loss of employment within one year thereafter. This is consistent with the purpose of the program, which is to provide executives with a guaranteed level of financial protection upon loss of employment.

•	Covered terminations. Executives are eligible for payments if, within one year of the change in control, their employment is terminated or deemed to be terminated (i) without cause by the Company or (ii) for good reason by the employee, each as is defined in the program.

•	One-year protection. Executives who suffer a covered termination receive up to one year (two years, in the case of Mr. Thievon and 18 months for Mr. Becker) of pay and benefit protection. The purpose of these provisions is to assure employees a reasonable period of protection of their income and core employee benefits upon which they depend for financial security.

•	Severance payment. Executives are all eligible for one year’s (two years, in the case of Mr. Thievon and 18 months for Mr. Becker) base salary plus pro-rata cash bonus (with bonus established as the then-current year’s target bonus).

•	Benefit continuation. Basic employee benefits such as health and life insurance would be continued for up to one year following termination of employment. All executives, including named executive officers, are entitled to one year’s benefit continuation (two years, in the case of Mr. Thievon and 18 months for Mr. Becker), with reimbursement of the cost of benefits continuation under the Consolidated Omnibus Benefits Reconciliation Act (“COBRA”) payable by the Company over the period of such entitlement.

•	Restrictive Covenants. The executives are required to maintain the confidentiality of the Company’s proprietary information after termination. In addition, for a period of one year after the termination of employment, the executives have agreed to refrain from directly or indirectly competing with the Company, from soliciting any of the Company’s customers, partners, collaborators, or suppliers, and from employing or engaging any of the Company’s employees.

•	Accelerated vesting of equity awards. Any unvested equity awards at the time of a change in control would become vested.

•	Excise tax. In some circumstances, the payments or other benefits received by the employee in connection with a change in control may exceed certain limits established under Section 280G of the Internal Revenue Code. The employee would then be subject to an excise tax on top of normal federal income tax. Because of the way the excise tax is calculated, it can impose a large burden on some employees while similarly compensated employees will not be subject to the tax. The costs of this excise tax would be borne by the employee.

For further discussion of these agreements, including the estimated amounts that would be payable assuming a termination date of December 31, 2008, see the “Estimated Payments and Benefits Upon Termination or Change-in-Control” section of this Proxy Statement.

Other benefits

Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees. There are no special benefits or perquisites provided to any executive officer in 2008.

Retirement and Other Benefits

The Company does not maintain a pension program or a deferred compensation plan for executives or for any other employees. MiddleBrook does offer a 401(k) Plan to any employee who wishes to participate. However, the Company has discretion in making an employer contribution to the 401(k) Plan and has never done so. The named executive officers participate in the same medical and dental benefit programs as other employees.

Corporate Policies Covering Executive Compensation

Share Ownership and Retention Guidelines

The Company does not have share ownership or retention guidelines for its named executive officers or other employees.

Equity Incentive Grant Mechanics and Timing

The Compensation Committee approves all grants for equity incentives, including grants to named executive officers. Awards granted to the CEO must be approved by the Compensation Committee and then recommended by the committee to the Board of Directors, which must have at least 75% of the independent (non-management) directors of the Board approve it.

For annual awards, the grant date is the date during the first calendar quarter when the Compensation Committee and the full Board of Directors meet. The Compensation Committee’s procedure for timing of equity grants assures that grant timing is not being manipulated for employee gain. This date, which is typically in late January or early to mid February, is established by the Compensation Committee well in advance. This first quarter grant date timing coincides with the Company’s calendar-year-based performance management cycle, allowing managers to deliver the equity awards close in time to performance appraisals, which increases the impact of the awards by strengthening the link between pay and performance. The Company has not made any annual equity grants during 2009 and currently does not intend to do so.

The Compensation Committee has pre-approved within certain parameters the grants by our current CEO of new hire equity awards and other off-cycle grants to employees below the assistant vice president level. These grants became effective at the end of the month during which the grant is made. The Compensation Committee approves any grants to those employees ranking above the assistant vice president level, including new hire grants. Grants approved by the Compensation Committee became effective on the date of such approval or at the end of the month that the grant is approved.

The grant price for all awards is the fair market value of the Company’s common stock on the effective date of the grant. The fair market value of the Company’s common stock as of any particular date is defined as the closing price of the Company’s common stock on the last trading day immediately preceding the date in question.

Policy Against Repricing Stock Options

The Company has a consistent policy against the repricing of stock options.

Executive Compensation Recovery Policy

An executive may be terminated for cause, due to dishonesty, embezzlement, theft or fraudulent misconduct or for other reasons. In such a case, any unpaid incentive awards as of the date of termination would be forfeited. The Compensation Committee has not adopted an executive compensation recovery policy that would address the potential recovery of incentive compensation (cash or equity) paid in previous periods that was based on intentional misconduct and the effect of the wrongdoing was to increase the amount of bonus or incentive compensation. However, each executive’s employment agreement includes a specific enforcement clause, in which an injunction or other relief in court may be sought by the Company, should the employee violate the confidentiality, work product, and non-compete provisions of the agreement. In addition, the Company could bring an action, either in law or equity, or seek arbitration, in order to obtain a remedy.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, we recommended to the board of directors that the Compensation Discussion and Analysis be incorporated by reference into MiddleBrook’s annual report on Form 10-K and included in this proxy statement on Schedule 14A.

Compensation Committee

Wayne T. Hockmeyer, Ph.D. (Chair)
Lord James Blyth
Mark R. Sotir

COMPENSATION TABLES

Summary Compensation Table

The following table contains summary information concerning annual compensation for the fiscal years ended December 31, 2008, 2007 and 2006 for our named executive officers.

				Stock Option	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)(3)	($)

John Thievon(4)	2008	159,295	—	252,931	90,705	502,931
President, Chief Executive	2007	—	—	—	—	—
Officer and Director	2006	—	—	—	—	—
David Becker(5)	2008	127,436	—	196,724	72,564	396,724
Executive Vice President,	2007	—	—	—	—	—
Chief Financial Officer	2006	—	—	—	—	—
Beth A. Burnside Ph.D.	2008	268,667	30,420	120,048	—	419,135
Senior Vice President, Regulatory Affairs,	2007	243,655	97,500	91,352	—	432,507
Compliance & Strategic Planning	2006	229,167	53,419	160,842	—	443,428
Susan P. Clausen, Ph.D.(6)	2008	247,330	30,420	131,643	—	409,393
Senior Vice President,	2007	—	—	—	—	—
Clinical Research & Medical Affairs	2006	—	—	—	—	—
Donald J. Treacy, Ph.D.	2008	268,667	30,420	128,442	—	427,529
Senior Vice President,	2007	242,289	97,500	85,308	—	425,097
Pharmaceutical Development & Quality	2006	227,260	53,015	139,855	—	420,130
Edward M. Rudnic, Ph.D.(7)	2008	292,309	—	346,497	1,056,785	1,695,591
Former President, Chief Executive	2007	413,333	260,000	395,301		1,068,634
Officer and Director	2006	397,467	170,000	777,873	—	1,345,340
Robert C. Low, CPA(8)	2008	175,667	—	131,220	326,598	633,484
Former Vice President, Finance,	2007	248,333	78,125	103,191		429,649
Chief Financial Officer and Treasurer	2006	239,115	55,500	136,113	—	430,728
Robert W. Bannon, CFA(9)	2008	194,824	—	39,831	270,486	505,141
Former Vice President, Investor Relations and	2007	—	—	—	—	—
Corporate Communications	2006	—	—	—	—	—
Darren W. Buchwald(10)	2008	162,302	—	48,485	288,414	499,201
Former Vice President, Commercial	2007	—	—	—	—	—
Development, Sales and Marketing	2006	—	—	—	—	—

(1)	Officer salaries are typically set for the period from March 1st through February 28th of the following year.

(2)	Amount reflects the compensation cost for the year ended December 31, 2008 for financial reporting purposes of the named executive officer’s stock options, calculated in accordance with SFAS 123R using a Black-Scholes valuation model and includes amounts from awards granted in and prior to 2008. See Note 18 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of assumptions made by the Company in determining SFAS 123R values and compensation costs of our equity awards.

(3)	Set forth below is additional information regarding amounts disclosed in the “All Other Compensation” Column.

(4)	Mr. Thievon replaced Dr. Rudnic as our President, Chief Executive Officer and Director on September 5, 2008.

(5)	Mr. Becker replaced Mr. Low as our Chief Financial Officer on September 5, 2008.

(6)	Dr. Clausen became a named executive officer in 2008.

(7)	Dr. Rudnic was replaced by Mr. Thievon as our President, Chief Executive Officer and Director on September 5, 2008. Additional information regarding Dr. Rudnic’s severance is set forth below in the table titled “All Other Compensation — 2008.” Additionally, we entered into a consulting agreement with Dr. Rudnic that extends the vesting of his pre-termination stock options in return for his consulting services and granted an option to purchase 100,000 additional shares to Dr. Rudnic. For more information regarding

Dr. Rudnic’s consulting agreement see “Certain Relationships and Related Transactions — Rudnic Consulting Agreement.”

(8)	Mr. Low was replaced by Mr. Becker as our Chief Financial Officer on September 5, 2008. Additional information regarding Mr. Low’s severance is set forth below in the table titled “All Other Compensation — 2008.” Additionally, we entered into a consulting agreement with Mr. Low that extends the vesting of his pre-termination stock options in return for his consulting services. For more information regarding Mr. Low’s consulting agreement see “Certain Relationships and Related Transactions — Low Consulting Agreement.”

(9)	Mr. Bannon was terminated on November 15, 2008 and was not deemed to be a named executive officer prior to 2008. Additional information regarding Mr. Bannon’s severance is set forth below in the table titled “All Other Compensation — 2008.”

(10)	Mr. Buchwald was terminated on September 8, 2008 and was not deemed to be a named executive officer prior to 2008. Additional information regarding Mr. Buchwald’s severance is set forth below in the table titled “All Other Compensation — 2008.”

All Other Compensation — 2008

			Pro-rata	Pro-rata
	Consulting	Salary	Accrued/Unpaid	Accrued/Unpaid	Health & Welfare
Name and Principal Position	Fees	Severance	Vacation	Bonus	Benefits

John Thievon(1)	90,705	—	—	—	—
President, Chief Executive Officer and Director
David Becker(2)	72,564	—	—	—	—
Executive Vice President, Chief Financial Officer
Edward M. Rudnic, Ph.D.(3)	—	843,053	28,288	180,000	5,444
Former President, Chief Executive Officer and Director
Robert C. Low, CPA(4)	—	256,499	12,250	54,087	3,762
Former Vice President, Finance, Chief Financial Officer and Treasurer
Robert W. Bannon, CFA(5)	—	213,872	7,488	47,320	1,806
Former Vice President, Investor Relations and Corporate Communications
Darren W. Buchwald(5)	—	234,317	9,135	39,527	5,434
Former Vice President, Commercial Development, Sales and Marketing

(1)	Mr. Thievon provided consulting services to MiddleBrook from July 1, 2008 to September 4, 2008 and received $90,750 of compensation for such services.

(2)	Mr. Becker provided consulting services to MiddleBrook from July 1, 2008 to September 4, 2008 and received $75,564 of compensation for such services.

(3)	Dr. Rudnic was replaced by Mr. Thievon on September 5, 2008, and received these amounts pursuant to the terms of his employment agreement.

(4)	Mr. Low was replaced by Mr. Becker on September 5, 2008 and received these amounts pursuant to the terms of his employment agreement.

(5)	Mr. Bannon and Mr. Buchwald’s employment with the Company terminated on November 15, 2008 and September 8, 2008, respectively. Each received the amounts indicated above pursuant to the terms of their employment agreements.

Grants of Plan-Based Awards Table

The following table sets forth each equity award granted to our named executive officers during the year ended December 31, 2008. No stock options were repriced or materially modified during the year.

		Number of	Exercise or	Grant Date Fair
		Securities	Base Price of	Value of
		Underlying	Stock Option	Stock Option
		Stock Options	Awards	Awards
Name	Grant Date	(#)	($/Sh)	($)(1)

John Thievon	09/05/2008	2,518,819	2.06	3,475,970
David Becker	09/05/2008	1,959,082	2.06	2,703,533
Beth A. Burnside, Ph.D.	09/10/2008	216,000	1.77	164,800
	02/13/2008	80,000	3.08	257,040
Susan P. Clausen, Ph.D.	09/10/2008	216,000	1.77	103,000
	02/13/2008	50,000	3.08	257,040
Donald J. Treacy, Ph.D.	09/10/2008	216,000	1.77	154,500
	02/13/2008	75,000	3.08	257,040
Edward M. Rudnic, Ph.D.(2)	09/05/2008	100,000	2.06	412,000
	02/13/2008	200,000	3.08	138,000
Robert C. Low, CPA(3)	02/13/2008	60,000	3.08	123,600
Robert W. Bannon, CFA(4)	02/13/2008	50,000	3.08	103,000
Darren W. Buchwald(4)	02/13/2008	30,000	3.08	61,800

(1)	Represents the fair value of each stock option as of the date it was granted, in accordance with SFAS 123R and using a Black-Scholes valuation model. See Note 18 in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of assumptions made by us in determining SFAS 123R values and compensation costs of our equity awards.

(2)	Dr. Rudnic was replaced by Mr. Thievon on September 5, 2008. Pursuant to the consulting agreement with Dr. Rudnic all options granted prior to his termination of employment continue to vest during the term of the consulting agreement. We also granted an option to purchase 100,000 shares to Dr. Rudnic, pursuant to the consulting agreement. This additional grant vests upon expiration of the original term of Dr. Rudnic’s consulting agreement with MiddleBrook (September 4, 2010), or earlier upon a material breach of the consulting agreement by us. For additional information regarding Dr. Rudnic’s consulting agreement, see “Certain Relationships and Related Transactions — Rudnic Consulting Agreement.”

(3)	Mr. Low was replaced by Mr. Becker on September 5, 2008. Pursuant to the consulting agreement with Mr. Low all options granted prior to his termination of employment continue to vest during the term of the consulting agreement. For additional information regarding Mr. Low’s consulting agreement, see “Certain Relationships and Related Transactions — Low Consulting Agreement.”

(4)	Mr. Bannon and Mr. Buchwald’s employment with us terminated on November 15, 2008 and September 8, 2008, respectively.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding each unexercised stock option held by each of our named executive officers as of December 31, 2008.

	Stock Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Stock Option
	Stock Options	Stock Options		Exercise	Stock Option
	(#)	(#)		Price	Expiration
Name	Exercisable	Unexercisable		($)	Date

John Thievon	—	2,518,819	(4)	2.06	9/4/2018
David Becker	—	1,959,082	(4)	2.06	9/4/2018
Beth A. Burnside, Ph.D.	24,639	—	(1)	$1.41	9/1/2013
	50,000	—	(2)	$8.45	2/24/2014
	50,000	—	(2)	$4.05	1/23/2015
	26,458	13,542	(2)	$1.48	1/24/2016
	23,958	26,042	(2)	$2.47	1/23/2017
	16,666	63,334	(2)	$3.08	2/13/2018
	13,500	202,500	(2)	$1.77	9/9/2018
Susan P. Clausen, Ph.D.	30,000	—	(2)	$8.40	9/14/2014
	50,000	—	(2)	$4.05	1/23/2015
	36,457	13,543	(2)	$1.48	1/24/2016
	28,750	31,250	(2)	$2.47	1/23/2017
	10,417	39,583	(2)	$3.08	2/13/2018
	13,500	202,500	(2)	$1.77	9/9/2018
Donald J. Treacy, Ph.D.	10,928	—	(2)	$10.00	10/15/2013
	50,000	—	(2)	$8.45	2/24/2014
	50,000	—	(2)	$4.05	1/23/2015
	11,457	13,543	(2)	$1.48	1/24/2016
	26,354	28,646	(2)	$2.47	1/23/2017
	15,624	59,376	(2)	$3.08	2/13/2018
	13,500	202,500	(2)	$1.77	9/9/2018
Edward M. Rudnic, Ph.D.(7)	40,984	—	(1)	$0.62	6/3/2013
	400,000	—	(2)	$10.00	10/15/2013
	150,000	—	(2)	$8.45	2/24/2014
	150,000	—	(2)	$4.55	1/27/2015
	70,833	29,167	(2)	$1.79	2/1/2016
	68,750	81,250	(2)	$2.93	1/31/2017
	41,666	158,334	(2)	$3.08	2/13/2018
	—	100,000	(6)	$2.06	9/4/2018
Robert C. Low, CPA(7)	6,831	—	(1)	$1.41	9/1/2013
	30,000	—	(2)	$8.40	9/14/2014
	25,000	5,000	(2)	$4.80	5/24/2015
	20,000	—	(3)	$0.93	9/6/2015
	15,416	4,584	(2)	$1.36	10/25/2015
	36,457	13,543	(2)	$1.48	1/24/2016
	13,541	11,459	(2)	$4.67	10/16/2016
	19,166	20,834	(2)	$2.47	1/23/2017
	12,500	47,500	(2)	$3.08	2/13/2018

	Stock Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Stock Option
	Stock Options	Stock Options		Exercise	Stock Option
	(#)	(#)		Price	Expiration
Name	Exercisable	Unexercisable		($)	Date

Robert W. Bannon, CFA(8)	16,400	—	(2)	$8.45	2/24/2014
	20,000	—	(2)	$2.81	10/31/2014
	10,000	—	(3)	$0.93	9/6/2015
	11,249	—	(2)	$1.36	10/25/2015
	12,374	—	(2)	$1.48	1/24/2016
	13,020	—	(2)	$4.67	10/16/2016
	17,499	—	(2)	$2.47	1/23/2017
	9,378	—	(2)	$3.08	2/13/2018
Darren W. Buchwald(8)	15,049	—	(1)	$1.41	9/1/2013
	20,000	—	(2)	$8.45	2/24/2014
	43,749	—	(2)	$4.05	1/23/2015
	7,000	—	(5)	$0.93	9/6/2015
	32,291	—	(2)	$1.48	1/24/2016
	7,915	—	(2)	$2.47	1/23/2017
	3,750	—	(2)	$3.08	2/13/2018

(1)	Stock option vests 25% on each of the four anniversaries of the grant date, assuming continued employment.

(2)	Stock option vests at the rate of 1/48th of the shares each month from the date of grant, assuming continued employment.

(3)	Stock option vested one year from date of grant.

(4)	Stock option vests 25% on the first anniversary and then at the rate of 1/48th of the shares each month from the first anniversary of the grant date.

(5)	Stock option vests at the rate of 1/12th of the shares each month from the date of grant.

(6)	Stock option vests upon expiration of the original term of Dr. Rudnic’s consulting agreement with MiddleBrook (September 4, 2010), or earlier upon a material breach of the consulting agreement by us. For additional information regarding Dr. Rudnic’s consulting agreement, see “Certain Relationships and Related Transactions — Rudnic Consulting Agreement.”

(7)	Dr. Rudnic and Mr. Low were employed through September 4, 2008, and were replaced by John Thievon and David Becker. Pursuant to the consulting agreements with Dr. Rudnic and Mr. Low all options granted prior to the termination of their employment will continue to vest until the expiration of their consulting agreements. For additional information regarding these consulting agreements, see “Certain Relationships and Related Transactions — Rudnic Consulting Agreement,” and “Certain Relationships and Related Transactions — Low Consulting Agreement.”

(8)	Mr. Bannon and Mr. Buchwald’s employment with us terminated on November 15, 2008 and September 8, 2008, respectively.

Option Exercises and Stock Vested Table

The following table shows the number of shares acquired upon exercise of stock options by each named executive officer during the year ended December 31, 2008. We have not issued shares of restricted stock to the named executive officers.

	Stock Option Awards
	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise
Name	(#)	($)(1)

John Thievon	—	—
David Becker	—	—
Beth A. Burnside, Ph.D.	92,766	290,964
Susan P. Clausen, Ph.D.	67,321	197,851
Donald J. Treacy, Ph.D.	25,000	60,593
Edward M. Rudnic, Ph.D.	—	—
Robert C. Low, CPA	—	—
Robert W. Bannon, CFA	—	—
Darren W. Buchwald	56,200	166,791

(1)	Value realized represents market value of the stock on the date of exercise less the exercise price paid.

Estimated Payments and Benefits upon Termination or Change-in-Control

The tables below indicate the estimated amount of compensation payable by MiddleBrook to each current named executive officer upon termination for-cause, termination due to death, termination due to disability, voluntary termination, involuntary without cause, and termination following a change in control, assuming that such termination was effective as of December 31, 2008. With respect to the terminated named executive officers, we have included the actual amounts paid during 2008, pursuant to their involuntary terminations without cause under their employment agreements. The tables do not include certain amounts that the named executive officer would be entitled to receive under certain plans or arrangements that do not discriminate in scope, terms or operation, in favor of our executive officers and that are generally available to all salaried employees, such as our 401(k) plan. It also does not include values of awards that were vested normally as of December 31, 2008, or the date of termination for those named executive officers that were terminated in 2008.

						Involuntary
					Involuntary	Termination
					Termination	Related to
	“For Cause”			Voluntary	“Without	Change in
	Termination(1)	Death	Disability	Termination	Cause”(2)	Control(3)
Name	($)	($)	($)	($)	($)	($)

John Thievon
Severance	—	—	—	—	1,000,000	1,000,000
Options(4)	—	—	—	—	—	—
Health & Welfare Benefits	—	—	—	—	15,572	15,572
Total	—	—	—	—	1,015,572	1,015,572
David Becker
Severance	—	—	—	—	600,000	600,000
Options(4)	—	—	—	—	—	—
Health & Welfare Benefits	—	—	—	—	11,679	11,679
Total	—	—	—	—	611,679	611,679
Beth A. Burnside, Ph.D.
Severance	—	—	—	—	270,400	270,400
Options(4)	—	—	—	—	—	271
Health & Welfare Benefits	—	—	—	—	8,386	8,386
Total	—	—	—	—	278,786	279,057
Susan P. Clausen, Ph.D.
Severance	—	—	—	—	270,000	270,000
Options(4)	—	—	—	—	—	271
Health & Welfare Benefits	—	—	—	—	7,786	7,786
Total	—	—	—	—	277,786	278,057
Donald J. Treacy, Ph.D.
Severance	—	—	—	—	270,400	270,400
Options(4)	—	—	—	—	—	271
Health & Welfare Benefits	—	—	—	—	7,786	7,786
Total	—	—	—	—	278,186	278,457
Edward Rudnic, Ph.D.(5)
Severance	—	—	—	—	843,053	—
Options(4)	—	—	—	—	—	—
Health & Welfare Benefits	—	—	—	—	5,444	—
Total	—	—	—	—	848,497	—
Robert Low(6)
Severance	—	—	—	—	256,499	—
Options(4)	—	—	—	—	—	—
Health & Welfare Benefits	—	—	—	—	3,762	—
Total	—	—	—	—	260,261	—
Robert W. Bannon, CFA(7)
Severance	—	—	—	—	213,872	—
Options(4)	—	—	—	—	—	—
Health & Welfare Benefits	—	—	—	—	1,806	—
Total	—	—	—	—	215,678	—
Darren W. Buchwald(8)
Severance	—	—	—	—	234,317	—
Options(4)	—	—	—	—	—	—
Health & Welfare Benefits	—	—	—	—	5,434	—
Total	—	—	—	—	239,751	—

(1)	“For Cause” means (i) dishonesty, embezzlement, theft or fraudulent misconduct; (ii) abuse of a controlled substance that materially impairs the performance of the employee’s duties to MiddleBrook; (iii) conduct adverse to the business, interests, or reputation of MiddleBrook; (iv) material breach of any of the terms of the employment agreement or of any agreement between MiddleBrook and employee (including, but not limited to, terms relating to non-disclosure, non-competition and invention assignment) which, if curable, remain uncured 30 days after the employee receives written notice of such breach; or (v) commission of a felony by employee.

(2)	For all named executive officers, except Messrs. Becker and Thievon, the compensation payable would include: (i) severance payments of one times base annual salary, and (ii) Company paid premiums for group health plan coverage for the benefit of named executive officers and their spouses and dependents for one year following the date of termination. Mr. Becker’s compensation payable would include: (i) severance payment of one and one-half times his base annual salary, and (ii) Company paid premiums for group health plan coverage for the benefit of Mr. Becker, his spouse and dependents for one and one-half years following the date of termination. Mr. Thievon’s compensation payable would include: (i) severance payment of two times his base salary, and (ii) Company paid premiums for group health plan coverage for the benefit of Mr. Thievon, his spouse and dependents for two years following the date of termination.

(3)	Change-in-control benefits are paid on a “double trigger” meaning that benefits are paid only if the employment of the executive is terminated by us or our successor without cause or by the executive for good reason during a specified period before or after the change in control.

(4)	Options are calculated using $1.50, the closing price of our common stock on December 31, 2008, which was the last trading day in calendar 2008.

(5)	Dr. Rudnic’s employment with the Company was terminated effective September 4, 2008. Pursuant to a two-year consulting agreement entered into with Dr. Rudnic, effective September 5, 2008, Dr. Rudnic is paid $3,000 per day or $1,500 per half-day, plus reasonable travel expenses for consulting services, if and when requested by the Company. During 2008, no fees were paid to Dr. Rudnic pursuant to his consulting agreement.

(6)	Mr. Low’s employment with the Company was terminated effective September 4, 2008. Pursuant to a two-year consulting agreement we entered into with Mr. Low, effective September 5, 2008, Mr. Low is paid $1,500 per day or $750 per half-day, plus reasonable travel expenses for consulting services, if and when requested by the Company. During 2008 no fees were paid to Mr. Low pursuant to his consulting agreement.

(7)	Mr. Bannon’s employment with the Company was terminated effective November 15, 2008.

(8)	Mr. Buchwald’s employment with the Company was terminated effective September 8, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

The board of directors has adopted written policies and procedures for the review and approval of transactions involving MiddleBrook and related parties, such as directors, executive officers and their immediate family members. These policies are included in our Code of Ethics and in the Audit Committee’s Charter. All transactions involving MiddleBrook and related parties are subject to approval or ratification in accordance with the following procedures:

•	Management will be responsible for determining whether a transaction is a transaction requiring review under this policy, in which case the transaction shall be disclosed to the Audit Committee.

•	The Audit Committee shall review the relevant facts and circumstances, including, for example, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or ordinary circumstances and the related party’s interest in the transaction.

•	In the event MiddleBrook becomes aware of a related party transaction that has not been approved, the Audit Committee shall evaluate all options available to MiddleBrook, including ratification, revision, or termination of such transaction and take such course of action as the Audit Committee deems appropriate under the circumstances.

•	No director shall participate in any discussion or approval of a transaction for which he or she is a related party.

The Company’s Board of Directors reviewed and approved the following related party transactions in 2008 in accordance with our policies:

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding including any action or proceeding by or in right of us, arising out of the person’s services as a director or officer.

Deerfield Transaction

On November 7, 2007, we entered into a series of agreements with Deerfield Management, or Deerfield, a healthcare investment fund and one of our largest equity stockholders (at that time), which provided for a potential capital raise of up to $10.0 million in cash. As more fully described in Note 13 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, we sold certain assets, including product inventories, and assigned certain intellectual property rights, relating to its existing, non-PULSYS cephalexin business, to certain Deerfield affiliates, including Kef Pharmaceuticals, Inc., or Kef, and Lex Pharmaceuticals, Inc., or Lex (collectively, the “Deerfield Entities”),in exchange for net cash proceeds of $7 million, after deduction of certain transaction-related expenses as well as the right to repurchase the assets and rights sold and licensed by MiddleBrook to Deerfield. Deerfield also granted us the right to repurchase all of the assets and rights sold and licensed by us to Deerfield by purchasing all of the outstanding capital stock of both Kef and Lex on or before June 30, 2008. In accordance with the terms of the agreement, upon payment of a $1.35 million extension fee, the right to repurchase the assets was extended to December 31, 2008.

Termination of Deerfield Agreements and Redemption of Deerfield Warrants.  On September 4, 2008, pursuant to an agreement, dated as of July 1, 2008, or the Deerfield Agreement, by and among the MiddleBrook and Deerfield and certain Deerfield affiliates, including the Deerfield Entities, MiddleBrook repurchased, for approximately $11.0 million in cash (the $1.35 million extension fee was applied against the purchase price), its non-PULSYS Keflex assets previously sold to those certain Deerfield entities in November 2007 and terminated our ongoing royalty obligations to those certain Deerfield entities.

In connection with the repurchase of the Keflex assets, the agreements by and among MiddleBrook and the Deerfield Entities were terminated. The agreements that we terminated with the Deerfield Entities were: the Asset Purchase Agreement, dated November 7, 2007, by and between MiddleBrook and Kef; the Asset Purchase Agreement, dated November 7, 2007, by and between MiddleBrook and Lex; the Stock Purchase Agreement, dated November 7, 2007, among MiddleBrook, Kef, the Deerfield Entities and Deerfield Management; the Stock Purchase Agreement, dated November 7, 2007, among MiddleBrook, Lex, the Deerfield Entities and Deerfield Management; the Inventory Consignment Agreement, dated November 7, 2007, by and between MiddleBrook and Kef; the Registration and Trademark License Agreement, dated November 7, 2007, by and between MiddleBrook and Lex; the Regulatory Responsibility Agreement, dated November 7, 2007, by and between MiddleBrook and Lex; the Keflex Products Transition Agreement, dated November 7, 2007, by and between MiddleBrook and Kef; the Contingent Manufacturing Assignment, dated November 7, 2007, between MiddleBrook and Lex; and the Registration Rights Agreement, dated November 7, 2007.

In addition, each of the applicable Deerfield Entities exercised its option to require us to redeem warrants to purchase 3,000,000 shares of our common stock, or the Deerfield Warrants. We redeemed the Deerfield Warrants for an aggregate redemption price of approximately $8.8 million on September 4, 2008.

We funded the repurchase of the Keflex assets and the redemption of the Deerfield Warrants from the $100 million raised in the EGI Transaction.

Additional information regarding the repurchase of the Keflex assets may be found in our current report on Form 8-K filed with the SEC on July 8, 2008. A description of the transactions pursuant to which the Keflex assets were sold to the Deerfield Entities in November 2007 is contained in the Company’s current report on Form 8-K filed with the SEC on November 13, 2007.

Consulting Agreements

Blyth Consulting Agreement.  On October 17, 2008, the board appointed Lord James Blyth to the board and elected him its vice chairman. In connection with his new appointment, we entered into a consulting agreement with Lord Blyth. Pursuant to the consulting agreement, Lord Blyth will provide strategic guidance in late-stage development and commercialization of MiddleBrook’s research and development efforts. The term of the agreement is for 36 months from the October 17, 2008. As compensation for his services under the consulting agreement, Lord Blyth received an option under the MiddleBrook Stock Incentive Plan to purchase 470,000 shares of MiddleBrook’s common stock with an exercise price of $1.34 per share, equal to the closing price of MiddleBrook’s common stock on the Nasdaq Global Market on October 16, 2008. The option will have a term of three years and will vest 100% one month prior to the expiration of the consulting agreement. The board may accelerate the vesting, or terminate the consulting agreement prior to the vesting of the option, at any time in the board’s sole discretion based on a review of Lord Blyth’s contribution to MiddleBrook. Lord Blyth will not be eligible to participate in any benefit programs that MiddleBrook maintains for its employees. MiddleBrook will not reimburse Lord Blyth for any expenses except for reasonable travel expenses incurred in connection with his performance of his consulting services, unless otherwise agreed by MiddleBrook.

Rudnic Consulting Agreement.  On June 27, 2008, we entered into a consulting agreement with Edward M. Rudnic, Ph.D., which became effective on September 5, 2008 and has a term of 24 months, subject to renewal for additional 12-month periods by mutual agreement of the parties. Under the consulting agreement, Dr. Rudnic has agreed to be available on a mutually agreeable schedule to provide such consulting services with respect to our business as we reasonably request. The fees for the services of Dr. Rudnic under the consulting agreement shall be $3,000 per day or $1,500 per half-day, plus reasonable travel expenses. During 2008, we did not make any payments to Dr. Rudnic pursuant to his consulting agreement. We also granted to Dr. Rudnic, on September 5, 2008, a stock option pursuant to the terms of MiddleBrook’s stock incentive plan to purchase 100,000 shares of our common stock with an exercise price of $2.06, equal to the fair market value of our common stock on the close of the market on September 4, 2008. This option vests, in its entirety, upon expiration of the original term of the consulting agreement or, if earlier, upon a material breach of the consulting agreement by MiddleBrook. With respect to other stock options held on September 5, 2008, or the Prior Employment Options, by Dr. Rudnic, Dr. Rudnic’s obligations to provide consulting services under the consulting agreement shall constitute continued “Service” with MiddleBrook (as described in MiddleBrook’s stock incentive plan and any applicable stock option agreement) so that (i) such Prior Employment Options shall continue to vest during the term of the consulting agreement (including any additional terms following the original term), and (ii) the exercisability of such Prior Employment Options shall be determined as if such Service continued until the expiration of the term of the consulting agreement (including any additional terms following the original term).

Low Consulting Agreement.  On June 30, 2008, we entered into a consulting agreement with Mr. Robert C. Low, which became effective on September 5, 2008 and has a term of 24 months, subject to renewal for additional 12-month periods by mutual agreement of the parties. Under the consulting agreement, Mr. Low has agreed to be available to provide such consulting services with respect to our business as we reasonably request. The fees for the services of Mr. Low under the consulting agreement shall be $1,500 per day or $750 per half-day, plus reasonable travel expenses. During 2008, we did not make any payments to Mr. Low pursuant to his consulting agreement. We have agreed that with respect to Prior Employment Options held by Mr. Low, Mr. Low’s obligations to provide consulting services under the consulting agreement shall constitute continued “Service” with us (as described in MiddleBrook’s stock incentive plan and any applicable stock option agreement) so that (i) such Prior Employment Options shall continue to vest during the term of the Consulting Agreement (including any additional terms following the original term), and (ii) the exercisability of such Prior Employment Options shall be determined as if such Service continued until the expiration of the term of the consulting agreement (including any additional terms following the original term).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and provide the Company with copies of such reports. We have reviewed such reports received by us and written representations from our directors and executive officers. Based upon such review we believe that all reports required during the year ended December 31, 2008, were filed on a timely basis except for one report that included one transaction for each of the following individuals James H. Cavanaugh, Ph.D., R. Gordon Douglas, M.D., Richard W. Dugan, Wayne T. Hockmeyer, Ph.D., Donald J. Treacy, Ph.D., Martin A. Vogelbaum and Harold R. Werner.

2008 ANNUAL REPORT ON FORM 10-K

On March 13, 2009, we filed with the SEC our Annual Report on Form 10-K for the year ended December 31, 2008. Copies of our 2008 Annual Report on Form 10-K may be obtained without charge by writing to: MiddleBrook Pharmaceuticals, Inc., 7 Village Circle, Suite 100, Westlake, Texas 76262, Attention: Investor Relations; by accessing the investor relations section of our website at http://ir.middlebrookpharma.com; or by accessing the SEC EDGAR database at www.sec.gov.

STOCKHOLDER PROPOSALS

The proxy rules adopted by the Securities and Exchange Commission provide that certain stockholder proposals must be included in the proxy statement for our Annual Meeting. For a proposal to be considered for inclusion in next year’s proxy statement, it must be submitted in writing to the Company no later than December 31, 2009, and otherwise in accordance with the requirements of the SEC and our by-laws.

Pursuant to the Company’s Amended and Restated By-Laws, any stockholder proposal or director nomination for our 2010 annual meeting that is submitted will be considered “untimely” if we receive it before February 23, 2010, or after March 25, 2010 and thus, may be excluded from consideration at our 2009 Annual Meeting.

OTHER BUSINESS

The board of directors does not know of any matters, other than those referred to in the accompanying notice for the meeting, to be presented at the annual meeting for action by our stockholders. However, if any matters are properly brought before the meeting or any adjournments thereof, it is intended that votes will be case with respect to such matters pursuant to the proxies, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

Brad Cole
Secretary

Westlake, Texas
April 30, 2008

Appendix A-1

EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MIDDLEBROOK PHARMACEUTICALS, INC.

* * * * * *

MiddleBrook Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is MiddleBrook Pharmaceuticals, Inc. A Certificate of Incorporation of the Corporation originally was filed by the Corporation with the Secretary of the State of Delaware on December 16, 1999 under the name of Advanced Pharma, Inc. A Restated Certificate of Incorporation of the Corporation was filed by the Corporation with the Secretary of the State of Delaware on January 7, 2000. A Second Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on November 13, 2000. A Third Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on April 24, 2001. A Certificate of Amendment to the Third Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on July 16, 2001. A Certificate of Amendment to the Third Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on July 20, 2001. A Fourth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on October 25, 2001. A Certificate of Amendment to the Fourth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on February 4, 2002. A Fifth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on July 1, 2003. A Certificate of Amendment to the Fifth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on July 25, 2003. A Second Certificate of Amendment to the Fifth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on October 7, 2003. A Sixth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on October 22, 2003. A Seventh Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on June 28, 2007.

2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by amending ARTICLE VI, Directors.

3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

ARTICLE I

Name

The name of the corporation is MiddleBrook Pharmaceuticals, Inc.

ARTICLE II

Purpose

The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

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ARTICLE III

Capital Stock

The total number of shares which the Corporation shall have authority to issue is 250,000,000 consisting of 225,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 25,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

The Board of Directors of the Corporation (the “Board”) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Eighth Amended and Restated Certificate of Incorporation (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Eighth Amended and Restated Certificate of Incorporation (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock).

ARTICLE IV

Registered Agent

The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

ARTICLE V

Management of the Affairs of the Corporation

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Eighth Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer or by the Board acting pursuant to a resolution adopted by a majority of the Whole Board, and any power of stockholders to call a special meeting is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting. For purposes of this Eighth Amended and Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors of the Corporation whether or not there exist any vacancies in previously authorized directorships.

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ARTICLE VI

Directors

A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board pursuant to a resolution duly adopted by a majority of the Board. Subject to the provisions of Section C of this Article VI, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2004, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2005, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2006, with each class to hold office until its successor is duly elected and qualified. Subject to the provisions of Section C of this Article VI, at each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding and the provisions of Section C of this Article VI, and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board, be filled only by a majority vote of the directors then in office, whether or not less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No reduction in the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

C. Notwithstanding anything contained in Section A and B of this Article VI to the contrary, beginning at the 2010 annual meeting of stockholders, directors shall be elected annually for terms of one year, except that any director whose term expires at the 2011 annual meeting of stockholders or the 2012 annual meeting of stockholders shall continue to hold office until the end of the term for which such director was elected or appointed and until such director’s successor shall have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Accordingly, (i) at the 2010 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2011 annual meeting of stockholders; (ii) at the 2011 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2012 annual meeting of stockholders; and (iii) at the 2012 annual meeting of Stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2013 annual meeting of stockholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board, be filled only by a majority vote of the directors then in office, whether or not less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders. No reduction in the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, unless otherwise restricted by statute, by the Eighth Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, any director, or all of the directors, may be removed from the Board, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote in the election of directors, voting together as a single class.

A-1-3

ARTICLE VII

Bylaws

The Board is expressly empowered to adopt, amend or repeal any of the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Eighth Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal all or any portion of the following portions of the Bylaws of the Corporation: Article II, Section 3.2, Section 3.3, Section 3.4, Section 3.14, Article VI or Article IX.

ARTICLE VIII

Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director; provided, however, that nothing contained in this Article VIII shall eliminate or limit the liability of a director:

(a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c) under Section 174 of the General Corporation Law; or

(d) for any transaction from which the director derived improper personal benefit.

If the General Corporation Law or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Article VIII.

No amendment to or repeal of this Article VIII shall eliminate or limit the liability of any director of the Corporation for or with respect to any act or omission occurring prior to the date when such amendment or repeal becomes effective.

ARTICLE IX

Indemnification

The Corporation shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, employer or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim. Such rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection of a director or officer of this Corporation existing at the time of such repeal or modification.

A-1-4

ARTICLE X

Amendments and Repeal

The Corporation reserves the right to amend or repeal any provision contained in this Eighth Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Eighth Amended and Restated Certificate of Incorporation, or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Eighth Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article X, Article V, Article VI, Article VII, Article VIII or Article IX.

4. This Amended and Restated Certificate of Incorporation was duly adopted by vote of the Stockholders and the Board of Directors in accordance with Section 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, MiddleBrook Pharmaceuticals, Inc. has caused this Eighth Amended and Restated Certificate of Incorporation to be signed by John Thievon, its President and Chief Executive Officer, this   day of June, 2009.

By:
John Thievon
President and Chief Executive Officer

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Appendix A-2

AMENDED AND RESTATED BYLAWS
OF
MIDDLEBROOK PHARMACEUTICALS, INC.
(A Delaware Corporation)

Adopted June   , 2009

AMENDED AND RESTATED BYLAWS
OF
MIDDLEBROOK PHARMACEUTICALS, INC.
(the “Corporation”)

ARTICLE I

CORPORATE OFFICES

1.1  REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville, Suite 400, , Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

1.2  OTHER OFFICES

The Board of Directors of the Corporation (the “Board”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1  PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, as designated by the Board. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation.

2.2  ANNUAL MEETING

The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. At the annual meeting, directors shall be elected and any other proper business may be transacted.

2.3  SPECIAL MEETING

Subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of the stockholders may be called at any time only by the Board acting pursuant to a resolution duly adopted by a majority of the Whole Board (as defined below), the Chairman of the Board or the Chief Executive Officer. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting. The term “Whole Board” shall mean the total number of authorized directors of the Corporation whether or not there exist any vacancies in previously authorized directorships.

2.4  NOTICE OF STOCKHOLDERS’ MEETINGS; EXCEPTION TO REQUIREMENTS OF NOTICE

All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting (as authorized by the Board in its sole discretion pursuant to Section 211(a)(2) of the Delaware General Corporation Law), and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any previously scheduled meeting of stockholders may be postponed, and, unless the Eighth Amended and Restated Certificate of Incorporation of the Corporation, as the same may be amended and/or restated from time to time (as so amended and restated, the “Certificate”) provides otherwise, any special meeting of the stockholders may be cancelled by resolution duly adopted by a majority of the Board members then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.

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Whenever notice is required to be given, under the Delaware General Corporation Law, the Certificate or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given, under any provision of the Delaware General Corporation Law, the Certificate or these Bylaws, to any stockholder to whom (a) notice of two (2) consecutive annual meetings, or (b) all, and at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any actions or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that the Corporation did not give notice to persons not required to be given notice pursuant to Section 230(b) of the Delaware General Corporation Law.

The exception in subsection (a) of the above paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

2.5  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation and otherwise is given when delivered. An affidavit of the Secretary or an Assistant Secretary, the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6  QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or the Certificate. If, however, such quorum is not present or represented at any meeting of the stockholders, then a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.7  ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communications, in any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting (as authorized by the Board in its sole discretion pursuant to Section 211(a)(2) of the Delaware General Corporation Law), are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Chairman of the

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meeting shall have the power to adjourn any meeting of stockholders for any reason and the stockholders shall have the power to adjourn any meeting of stockholders in accordance with Section 2.6 of these Bylaws.

2.8  VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as otherwise provided in the provisions of Section 213 of the Delaware General Corporation Law (relating to the fixing of a date for determination of stockholders of record), or as may be otherwise provided in the Certificate, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

In all matters, other than the election of directors and except as otherwise required by law, the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

2.9  WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the Delaware General Corporation Law, the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver by electronic transmission, unless so required by the Certificate or these Bylaws.

2.10  NO STOCKHOLDER ACTION BY WRITTEN CONSENT

Upon the Corporation becoming subject to the Securities Exchange Act of 1934, as amended, and any successor thereto (the “Exchange Act”), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

2.11  RECORD DATE FOR STOCKHOLDER NOTICE

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which such date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which such date shall not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Board does not so fix a record date:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

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A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.12  PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her or it by a written proxy, signed by the stockholder and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the General Corporate Law of Delaware or as otherwise provided under Delaware law. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the Delaware General Corporation Law.

2.13  LIST OF STOCKHOLDERS ENTITLED TO VOTE; STOCK LEDGER

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) for a period of at least ten (10) calendar days prior to the meeting during ordinary business hours at the principal place of business of the Corporation.

In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to the stockholders of the Corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.14  NOMINATIONS AND PROPOSALS BY STOCKHOLDERS AT ANNUAL MEETING

Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice with respect to such meeting, (b) by or at the direction of the Board, or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in these Bylaws, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.14.

For nominations or other proposals of business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the preceding paragraph, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (as provided in the third paragraph below), (ii) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has (1) provided the Corporation with a Solicitation Notice (as defined below), (2) such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination(s), have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee(s) proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.14, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation (a) not later than the close of business on the ninetieth (90th) calendar day, nor earlier than the close of

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business on the one hundred and twentieth (120th) calendar day, prior to the first anniversary of the preceding year’s annual meeting, or (b) not later than the close of business on the forty-fifth (45th) calendar day, nor earlier than the close of business on the seventy-fifth (75th) calendar day, prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting, whichever period described in clause (a) or (b) of this sentence occurs first; provided, however, that if the date of the annual meeting is advanced more than thirty (30) calendar days prior to, or delayed by more than sixty (60) calendar days after, the anniversary of the preceding year’s annual meeting, and in respect of nominations to be brought before a special meeting, where permitted, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such annual meeting, and (ii) the tenth (10th) calendar day following the day on which Public Announcement (as defined below) of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee(s) as directors pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected, as well as a written statement executed by such person acknowledging that as a director of the Corporation, such person will owe a fiduciary duty under the Delaware General Corporation Law exclusively to the Corporation and its stockholders, (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination(s), a sufficient number of holders of the Corporation’s voting shares to elect such nominee(s) (an affirmative statement of such intent, a “Solicitation Notice”).

Notwithstanding anything in the first sentence of the third paragraph of this Section 2.14 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Announcement naming all of the nominee(s) for director or specifying the size of the increased Board made by the Corporation at least fifty-five (55) calendar days prior to the Anniversary, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominee(s) for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such Public Announcement is first made by the Corporation.

Only such persons nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The Chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the annual meeting and shall be disregarded.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice (as provided in Section 2.3 above) of meeting (a) by or at the direction of the Board, or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.14. Nominations by stockholders of persons for election to the Board, where permitted, may be made at such a special meeting of stockholders if the stockholder’s notice required by the third paragraph of this Section 2.14

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shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to the special meeting and not later than the close of business on the later of (a) the ninetieth (90th) calendar day prior to such special meeting, and (ii) the tenth (10th) calendar day following the day on which Public Announcement is first made of the date of the special meeting and of the nominee(s) proposed by the Board to be elected at such meeting.

For purposes of this Section 2.14, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Exchange Act. In no event shall the Public Announcement of an adjournment of stockholders meeting commence a new time period for the giving of stockholder’s notice as described above.

Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.15  ORGANIZATION

Meetings of stockholders shall be presided over by (a) the Chief Executive Officer or, in the absence thereof, (b) such person as the Chief Executive Officer shall appoint or, in the absence thereof or in the event that the Chief Executive Officer shall fail to make such appointment, (c) such person as the Chairman of the executive committee of the Corporation shall appoint or, in the absence thereof or in the event that the Chairman of the executive committee of the Corporation shall fail to make such appointment, any officer of the Corporation elected by the Board. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the Chairman of the meeting appoints.

The Board shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the Corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector, who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the General Corporate Laws of Delaware or other applicable law.

The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting).

2.16  NOTICE BY ELECTRONIC TRANSMISSION

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate or these Bylaws shall be effective if given by a form of electronic transmission previously consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent, and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation, the transfer agent or

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other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Notice given pursuant to the above paragraph shall be deemed given (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (c) if by a posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later of (i) such posting, and (ii) the giving of such separate notice, and (d) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or Assistant Secretary, the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall in the absence of fraud, be prima facie evidence of the facts stated therein.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. This Section 2.16 shall not apply to Section 164 (failure to pay for stock; remedies), Section 296 (adjudication of claims; appeal), Section 311 (revocation of voluntary dissolution), Section 312 (renewal, revival, extension and restoration of certificate of incorporation) or Section 324 (attachment of shares of stock) of the Delaware General Corporation Law.

ARTICLE III

DIRECTORS

3.1  POWERS

The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the power and authorities these Bylaws expressly confer upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by statute, the Certificate or these Bylaws to be exercised or done by the stockholders.

3.2  NUMBER OF DIRECTORS; TERM OF OFFICE

Subject to the rights of the holders of any Preferred Stock of the Corporation to elect additional directors under specified circumstances, the authorized number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution duly adopted by a majority of the Board members then in office.

No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

3.3  ELECTION AND QUALIFICATION OF DIRECTORS

Directors shall have terms of office as provided in the Certificate. .

Directors need not be stockholders unless so required by the Certificate or these Bylaws, wherein other qualifications for directors may be prescribed. Elections of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot and, subject to the rights of the holders of any Preferred Stock of the Corporation to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. The ballot shall state the name of the stockholder or proxy voting or such other information as may be required under the procedure established by the Chairman of the meeting. If authorized by the Board, such requirement of a ballot shall be satisfied by a ballot submitted by electronic transmission provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic submission was authorized.

3.4  RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice or by electronic transmission to the Corporation.

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Subject to the rights of the holders of any series of Preferred Stock of the Corporation then outstanding and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause, shall be filled only by a majority vote of the directors then in office, whether or not less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders.

3.5  PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6  FIRST MEETINGS

The first meeting of each Board, including newly elected directors, shall be held immediately after, and at the same location as, the annual meeting of stockholders, unless the Board shall fix another time and place and give notice thereof (or obtain waivers of notice thereof) in the manner required herein for special meetings of directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, except as provided in this Section 3.6 and provided that a quorum shall be present.

3.7  REGULAR MEETINGS

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.8  SPECIAL MEETINGS; NOTICE

Special meetings of the Board for any purpose(s) may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or a majority of the members of the Board then in office. The person(s) authorized to call special meetings of the Board may fix the place and time of the meetings.

The Secretary shall give notice of any special meeting to each director personally or by telephone, or sent by first-class mail, overnight mail, courier service or telegram, postage or charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) calendar days before the time of the holding of the meeting. If the notice is delivered by telegram, overnight mail or courier, it shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least forty-eight (48) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or hand delivery the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

3.9  QUORUM

At all meetings of the Board, a majority of the Whole Board shall constitute a quorum for all purposes and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate. The directors present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than quorum.

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3.10  WAIVER OF NOTICE

Whenever notice is required to be given under any provisions of the Delaware General Corporation Law of the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these Bylaws.

3.11  ADJOURNED MEETING; NOTICE

If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.13  FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the Certificate or these Bylaws, the Board shall have the authority to fix the compensation of directors.

3.14  REMOVAL OF DIRECTORS

Subject to the rights of the holders of any series of Preferred Stock of the Corporation then outstanding, unless otherwise restricted by statute, the Certificate or these Bylaws, any director, or all of the directors, may be removed from the Board, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent a (66 2/3%) of the voting power of all the then outstanding shares of capital stock of the Corporation then entitled to vote at the election of directors, voting together as a single class. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV

COMMITTEES

4.1  COMMITTEES OF DIRECTORS

The Board may from time to time, by resolution passed by a majority of the Whole Board, designate one (1) or more committees of the Board, with such lawfully delegable powers and duties as it thereby confers, with each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member(s) thereof present at any meeting and not disqualified from voting, whether or not such member(s) constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

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4.2  COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3  MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and Section 3.12 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular and special meetings of committees may also be called by resolution of the Board. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

5.1  OFFICERS

The officers of the Corporation shall be a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2  ELECTION OF OFFICERS

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws, shall be chosen by the Board, which shall consider such subject at its first meeting after every annual meeting of stockholders, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the Corporation.

5.3  SUBORDINATE OFFICERS

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4  REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5  VACANCIES IN OFFICES

Any vacancy occurring in any office of the Corporation shall be filled by the Board.

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5.6  CHAIRMAN OF THE BOARD

The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these Bylaws. If there is no Chief Executive Officer or President, then the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and as such shall also have the powers and duties prescribed in Section 5.7 of these Bylaws.

5.7  CHIEF EXECUTIVE OFFICER

Subject to such supervisory powers, if any, as the Board may give to the Chairman of the Board, the Chief Executive Officer, if any, shall, subject to the control of the Board, have general supervision, direction, and control of the business and affairs of the Corporation and shall report directly to the Board. All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer, or his designee, shall serve as chairperson of and preside at all meetings of the stockholders. In the absence of a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board.

5.8  PRESIDENT

In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer. When acting as the Chief Executive Officer, the President shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board, these bylaws, the Chief Executive Officer or the Chairman of the Board.

5.9  VICE PRESIDENT

In the absence or disability of the President, the Vice President(s), if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President(s) shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, the Chairman of the Board, the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President.

5.10  SECRETARY

The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. Such share register shall be the “stock ledger” for purposes of Section 2.13 of these Bylaws.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, or committee of the Board, required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

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5.11  CHIEF FINANCIAL OFFICER

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board or Chief Executive Officer. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Board and Chief Executive Officer, or in the absence of a Chief Executive Officer the President, whenever they request, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. In lieu of any contrary resolution duly adopted by the Board, the Chief Financial Officer shall be the Treasurer of the Corporation.

5.12  ASSISTANT SECRETARY

The Assistant Secretary(ies), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

5.13  ASSISTANT TREASURER

The Assistant Treasurer(s), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

5.14  AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board.

ARTICLE VI

INDEMNITY

6.1  RIGHT TO INDEMNIFICATION

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation (or any predecessor), or is or was serving at the request of the Corporation (or any predecessor) as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (or any predecessor of such entities), including service with respect to an employee benefit plan maintained or sponsored by the Corporation (or any predecessor) (collectively, an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer,

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employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 6.3 below with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

6.2  RIGHT TO ADVANCEMENT OF EXPENSES

In addition to the right to indemnification conferred in Section 6.1, an Indemnitee shall also have the right to be paid by the Corporation the expenses incurred in defending against any such Proceeding in advance of its final disposition (an “Advancement of Expenses”), such Advancement to be paid by the Corporation within twenty (20) calendar days after the receipt by the Corporation of a statement(s) from the Indemnitee requesting such Advancement of Expenses from time to time; provided, however, that if the Delaware General Corporation Law requires, the payment of an Advancement of Expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified for such Expenses under this Section 6.2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 6.1 and 6.2 shall be contract rights.

6.3  RIGHT OF INDEMNITEE TO BRING SUIT

To obtain indemnification or Advancement of Expenses under this Article VI, an Indemnitee shall submit to the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or Advancement of Expenses. Upon such written request, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made as follows: (a) if requested by the Indemnitee, by Independent Counsel (as defined below); or (b) if no request is made by the Indemnitee for a determination by Independent Counsel, (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as defined below), or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; or (c) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification or Advancement of Expenses is to be made by Independent Counsel at the request of the Indemnitee, the Independent Counsel shall be selected by the Board, unless there shall have occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification or Advancement of Expenses is claimed a Change of Control (as defined below), in which case the Independent Counsel shall be selected by the Indemnitee unless the Indemnitee shall request that such selection be made by the Board. If it is so determined that the Indemnitee is entitled to indemnification or Advancement of Expenses, payment to the Indemnitee shall be made within ten (10) calendar days after such determination.

If a claim under Section 6.1 or 6.2 is not paid in full by the Corporation within thirty (30) calendar days after a written claim has been received by the Corporation as set forth above, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses where the required Undertaking, if any is required, has been tendered to the Corporation) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such Expenses upon a determination that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board, a committee of the Board, Independent Counsel or its stockholders) to have made a

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determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the General Corporate Law of Delaware, nor an actual determination by the Corporation (including its Board, a committee of the Board, Independent Counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover and Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, shall be on the Corporation.

6.4  NON-EXCLUSIVITY OF RIGHTS

If a determination shall have been made pursuant to this Article VI that the Indemnitee is entitled to indemnification or Advancement of Expenses, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 6.3 above. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 6.3 above that the procedures and presumptions of these Bylaws are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VI.

The rights to indemnification and to the Advancement of Expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate, these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article VI shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

If any provision(s) of Article VI of these Bylaws shall be held to be invalid, illegal or unenforceable for any reasons whatsoever: (a) the validity, legality and enforceability of the remaining provisions of such Article shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.5  INSURANCE

The Corporation may maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

6.6  INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

6.7  DEFINITIONS

For the purposes of this Article VI:

(a) “Change of Control” means:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”), or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change

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of Control: (I) any acquisition directly from the Corporation or any acquisition from other stockholders where (aa) such acquisition was approved in advance by the Board, and (bb) such acquisition would not constitute a change of control under subsection (iii) of this definition; (II) any acquisition by the Corporation; (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or (IV) any acquisition by any corporation pursuant to a transaction which complies with subsections (A), (B) or (C) of subsection (iii) of this definition; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including without limitation a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such Business Combination; or

(iv) Approval by the stockholders of a complete liquidation or dissolution of the Corporation.

(b) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification or Advancement of Expenses is sought by the Indemnitee.

(c) “Independent Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article VI.

Any notice, request or other communication required or permitted to be given to the Corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

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ARTICLE VII

RECORDS AND REPORTS

7.1  MAINTENANCE AND INSPECTION OF RECORDS

The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws, as may be amended to date, minute books, accounting books and other records.

Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the Delaware General Corporation Law. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

7.2  INSPECTION BY DIRECTORS

Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3  REPRESENTATION OF SHARES OF OTHER CORPORATIONS

Unless otherwise directed by the Board, the President, or any other person authorized by the President, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation(s) standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII

GENERAL MATTERS

8.1  CHECKS

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

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8.2  EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3  STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4  SPECIAL DESIGNATION ON CERTIFICATES

If the Corporation is authorized to issue more than one (1) class of stock or more than one (1) series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5  LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require, or may require any transfer agent, if any, for the shares to require, the owner of the lost, stolen or destroyed certificate, or his, her or its legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6  CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality

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of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7  DIVIDENDS

The directors of the Corporation, subject to any restrictions contained in the Certificate, may declare and pay dividends upon the shares of its capital stock pursuant to the Delaware General Corporation Law. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.8  FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by resolution of the Board.

8.9  SEAL

The Corporation may have a corporate seal, which may be adopted or altered at the pleasure of the Board, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.10  TRANSFER OF STOCK

Upon surrender to the Corporation or the transfer agent of the Corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer (as determined by legal counsel to the Corporation), it shall be the duty of the Corporation, as the Corporation may so instruct its transfer agent, if any, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11  REGISTERED STOCKHOLDERS

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

AMENDMENTS

The Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate, confer the power to adopt, amend or repeal bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. Notwithstanding the foregoing, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate, the amendment or repeal of all or any portion of Article II, Section 3.2 (number of directors), Section 3.3 (election, qualification and term of office of directors), Section 3.4 (resignation and vacancies), Section 3.14 (removal of directors), Article VI or this Article IX by the stockholders of the Corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class.

* * * * *

A-2-18

Appendix B

AMENDED AND RESTATED
MIDDLEBROOK PHARMACEUTICALS, INC.
STOCK INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

MIDDLEBROOK PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), hereby establishes the MIDDLEBROOK PHARMACEUTICALS, INC. STOCK INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best-available persons. This Plan is a continuation, and amendment and restatement, of the Company’s Amended and Restated Advancis Pharmaceutical Corporation Stock Incentive Plan, the provisions of which shall continue to control with respect to any options or stock awards outstanding thereunder to the extent necessary to avoid establishment of a new measurement date for financial accounting purposes and to preserve the status of any options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Administrator” means the Board, the Compensation Committee of the Board or such other committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(c) “Award” means any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means: (i) the acquisition (other than from the Company), in one or more transactions, by any Person of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 33% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding Company Voting Stock; (ii) the closing of a sale or other conveyance of assets representing 50% or more of the fair market value of the Company’s consolidated assets (in a single transaction or in a series of related transactions); (iii) the dissolution or liquidation of the Company; (iv) a change in the composition of the Company’s Board of Directors, as a result of which, fewer than one-half of the incumbent directors after such change are directors who either (A) had been directors of the Company 24 months prior to such change or (B) were elected, or nominated for election, to the Board of Directors with the approval of at least a majority of the directors who had been the Company’s directors 24 months prior to such change and who were still in office at the time of the election or nomination; or (v) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held a majority of the Company Voting Stock; provided, however, that a Change in Control shall not include (X) a public offering of capital stock of the Company; (Y) any distribution of capital stock of the Company by a partnership or limited liability company to a partner of such partnership or member of such limited liability company in respect of the interest of such partner or member and without the payment of additional consideration; or (Z) any transaction pursuant to which shares of capital stock of the Company are transferred or issued to any trust, charitable organization, foundation, family partnership or other entity controlled directly or indirectly by, or established for the benefit of any of the current or former executive officers of the Company or their immediate family members (including spouses, children, grandchildren, parents, and siblings, in each case to include adoptive relations), or transferred to any such immediate family members.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g) “Common Stock” means shares of common stock of the Company, par value of one cent ($0.01) per share.

(h) “Company Voting Stock” means securities of the Company entitled to vote generally in the election of directors.

(i) “Eligible Director” means a director of the Company who is not an employee of the Company or any Affiliate.

(j) “Fair Market Value” means, with respect to a share of the Company’s Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, “Fair Market Value” means, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator’s discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq Global Market; (ii) the last sale price on the relevant date quoted on the Nasdaq Capital Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator’s discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date but the shares are so listed, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Plan, the term “relevant date” as used in this Section 2(j) means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator’s discretion.

(k) “Grant Agreement” means a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

(l) “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company or by Affiliates controlled by the Company, or an underwriter of the Common Stock in a registered public offering.

3.	Administration

(a) Administration of the Plan.  The Plan shall be administered by the Board or by the Compensation Committee of the Board or such other committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards (other than Stock Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.

(b) Powers of the Administrator.  The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) except for Awards granted pursuant to Section 6(a)(ii), determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend, renew or reprice outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

Awards to Eligible Directors, as provided in Section 6(a)(ii), shall be automatic and nondiscretionary to the extent provided in Section 6(a)(ii).

(c) Non-Uniform Determinations.  The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability.  To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification.  To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Effect of Administrator’s Decision.  All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	Shares Available for the Plan; Maximum Awards

Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 19,848,182 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased at or below cost by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 3,000,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

6.	Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

(a) Stock Options.

(i) The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company, and any other persons who are eligible to receive incentive stock options within the meaning of Code section 422. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(ii) Notwithstanding anything in the Plan to the contrary, automatic options grants shall be made under this Plan to Eligible Directors as follows:

(A) Each person who first becomes an Eligible Director after September 2, 2003 shall be granted an option to purchase 30,000 shares of Common Stock (the “Initial Grant”) on the date on which he or she is initially elected or appointed to the Board.

(B) Each Eligible Director shall be granted an additional option to purchase 20,000 shares of Common Stock, or an option to purchase 30,000 shares of common stock to the chairman of the board of directors if he or she is a non- employee director, (an “Annual Grant”) on the date of each annual general stockholders’ meeting at which members of the Board are elected or re-elected, provided however, that he or she continues to serve as an Eligible Director immediately following the meeting.

(C) The exercise price per share for each option granted under this Section 6(a)(ii) shall be the Fair Market Value per share of Common Stock on the date of grant of the option. For purposes of the immediately preceding sentence, Fair Market Value shall mean, at any time when the Common Stock is listed on the Nasdaq Global Market or a similar national exchange or market, the closing price per share of the Company’s Common Stock on the Nasdaq Global Market, or the principal exchange or market on which the Common Stock is then listed, on the date of grant, and if no such price is reported on such date, such price as reported on the nearest preceding date on which such price is reported.

(D) Each Initial Grant shall vest in 36 equal, monthly installments, in arrears, beginning immediately following the grant date. Each Annual Grant shall vest in 12 equal, monthly installments, in arrears, beginning immediately following the grant date. No option granted to an Eligible Director under this Section 6(a)(ii) shall become vested with respect to any shares of Common Stock after the date on which such Eligible Director ceases to serve as a member of the Board. An option granted to an Eligible Director under this Section 6(a)(ii) may be exercised from time to time, in whole or in part, prior to the earlier of (x) 180 days after a grantee ceases to serve as a Director (one year if the grantee ceases to serve because of his or her death or permanent and total disability) or (y) the tenth anniversary of the date of grant.

(E) In the event of a Change in Control, any outstanding options granted pursuant to this Section 6(a)(ii) prior to the date of such Change in Control shall be 100% vested and exercisable on the date of, and immediately before, such Change in Control.

(F) Options granted under this Section 6(a)(ii) may be exercised only by notice (in a form prescribed by or acceptable to the Company) to the Company at its principal executive office. Payment of the exercise price may be made by delivery of cash or check to the order of the Company in an amount equal to the exercise price, or to the extent permitted by the Company, by delivery to the Company of shares of Common Stock of the Company already owned that are “mature” shares under Generally Accepted Accounting Standards of the United States and having a Fair Market Value equal in amount to the exercise price of the option being exercised, or a combination thereof.

(b) Stock Appreciation Rights.  The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c) Stock Awards.

(i) The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

(ii) The Administrator may grant stock awards in a manner constituting “qualified performance-based compensation” within the meaning of Code Section 162(m). The grant of, or lapse of restrictions with respect to, such performance-based stock awards shall be based upon one or more Performance Measures and objective performance targets to be attained relative to those Performance Measures, all as determined by the Administrator. Performance targets may include minimum, maximum and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained.

“Performance Measures” shall mean criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); income before income taxes and minority interests; current value shareholders’ equity; corporate liquidity; financing activities; licensing transactions; joint ventures; co-promotional partnerships; operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; share price performance; total stockholder return; relative performance to a group of companies or relevant market indices comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures.

(d) Phantom Stock.  The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“phantom stock”) in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

(e) Performance Awards.  In addition to the Awards described in Section 6(c)(ii), the Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company’s or an Affiliate’s operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

(f) Other Stock-Based Awards.  The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7.	Miscellaneous

(a) Withholding of Taxes.  Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b) Loans.  To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c) Transferability.  Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(d) Adjustments; Business Combinations.

(i) Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock of the Company, (A) the maximum number of shares reserved for issuance or with respect to which Awards may be granted under the Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, (B) the number of shares with respect to which Awards are to be granted as provided in Section 6(a)(ii), and (C) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii) In the event of any other changes affecting the Company, the capitalization of the Company or the Common Stock of the Company by reason of any spin-off, split-up, dividend, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator, in its discretion and without the consent of holders of Awards, shall make: (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 and 6(a)(ii) of the Plan, and to the number, kind and price of shares covered by outstanding Awards; and (B) any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Company or of any other entity, or in any other matters which relate to Awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

(iii) The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and outstanding Awards.

(e) Substitution of Awards in Mergers and Acquisitions.  Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f) Termination, Amendment and Modification of the Plan.  The Board or the Administrator may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(g) Non-Guarantee of Employment or Service.  Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice.

(h) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(i) Governing Law.  The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

(j) Effective Date; Termination Date.  The Plan was originally effective on May 17, 2000. As amended, the effective date of the Plan is April 17, 2009. No Award shall be granted under the Plan after October 6, 2013. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Plan History

Date Approved by the Board	Original Plan — Advancis Pharmaceutical Corporation Stock Incentive Plan: May 17, 2000 (as amended March 8, 2001; July 20, 2001; October 25, 2001; April 9, 2002; September 2, 2003).

Amended and Restated Plan (first): October 7, 2003

Amended and Restated Plan (second): March 31, 2004

Amended and Restated Plan (third): April 12, 2005

Amended and Restated Plan (fourth): February 1, 2007

MiddleBrook Pharmaceuticals, Inc. Stock Incentive Plan: July 14, 2008

Amended and Restated Plan (first): April 17, 2009

Date Approved by the Stockholders:	Original Plan — Advancis Pharmaceutical Corporation Stock Incentive Plan: September 18, 2000 (as amended March 8, 2001; July 20, 2001; October 25, 2001; April 9, 2002; September 2, 2003).

Amended and Restated Plan (first): October 7, 2003

Amended and Restated Plan (second): June 3, 2004

Amended and Restated Plan (third): May 25, 2005

Amended and Restated Plan (fourth): May 21, 2007

MiddleBrook Pharmaceuticals, Inc. Stock Incentive Plan: September 4, 2008

Amended and Restated Plan (first): June , 2009

ANNUAL MEETING OF STOCKHOLDERS OF
MIDDLEBROOK PHARMACEUTICALS, INC.
June 23, 2009
PROXY VOTING INSTRUCTIONS
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TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

COMPANY NUMBER

ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 23, 2009.
The 2008 Annual Report, the Annual Report on Form 10-K for the year ended December 31, 2008, and the Proxy Statement
are available at http://proxy.middlebrookpharma.com
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  â

20333300000000000000 0	062309

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 3 AND 4 BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of the following three nominees named in the attached proxy for three year terms:					2. 3.	To amend the certificate of incorporation and bylaws to declassify the Board of Directors. To amend MiddleBrook’s Stock Incentive Plan to increase shares available for issuance by 3,500,000.	☐ ☐	☐ ☐	☐ ☐

NOMINEES:
☐	FOR ALL NOMINEES	O	Lord James Blyth
		O	James H. Cavanaugh, Ph. D.		4.	To ratify the selection of PricewaterhouseCoopers LLP, as MiddleBrook’s independent registered public accounting firm.	☐	☐	☐
☐	WITHHOLD AUTHORITY	O	John Thievon
FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
This proxy, when properly signed, will be voted as directed by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” the election of the nominees indicated in Proposal 1, “FOR” amendment to MiddleBrook’s certificate of incorporation and bylaws to declassify the board,“FOR” amendment to MiddleBrook’s Stock Incentive Plan, “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as MiddleBrook’s independent registered public accounting firm, and with discretionary authority on all other matters that may properly come before the annual meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1	■
MIDDLEBROOK PHARMACEUTICALS, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS
to be held June 23, 2009 at 8:30 a.m., local time,
at MiddleBrook’s headquarters located at 7 Village Circle, Suite 100, Westlake, Texas 76262
As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.
     The undersigned hereby appoints David Becker and Brad Cole, or either of them, as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all of the shares of common stock of MiddleBrook Pharmaceuticals, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) thereof. To attend the 2009 Annual Meeting of Stockholders and vote in person, please see “Questions and Answers about the Annual Meeting- Am I entitled to vote if my shares are held in “street name”?” and- “How do I vote?” in the Proxy Statement. The undersigned hereby revokes any other proxy previously executed by the undersigned for the Annual Meeting of Stockholders.
(Continued and to be signed on the reverse side.)

COMMENTS:

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